As filed with the Securities and Exchange Commission on August 31, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ROYAL BANK OF CANADA

(Exact name of Registrant as specified in its charter)

CANADA

(State or other jurisdiction of incorporation or organization)

13-5357855

(I.R.S. Employer Identification No.)

200 Bay Street
Royal Bank Plaza
Toronto, Ontario
Canada M5J 2J5
Attention: Karen E. McCarthy

Senior Vice President, Associate General Counsel & Secretary

(416) 974-6715

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.
122 E 42nd Street, 18th Floor
New York, New York 10168
(212) 947-7200

(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Donald R. Crawshaw Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000	Luigi L. De Ghenghi Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: At such time or times on or after the effective date of this Registration Statement as the Registrant shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price (3)(4)	Amount of Registration Fee (1)(2)
Senior Debt Securities Subordinated Debt Securities Common Shares, without par value (5) Warrants First Preferred Shares (6)	$100,000,000	100%	$100,000,000	$10,910

(1)

The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities to be registered pursuant to General Instruction II.C of Form F-3 under the Securities Act. There is registered hereunder such amount of senior debt securities, subordinated debt securities, common shares, warrants and first preferred shares as will have a maximum aggregate offering price not to exceed an amount to be specified by the Registrants in a pre-effective amendment to this Registration Statement. The Registrant previously registered an amount of securities having an aggregate maximum offering price not to exceed $40,000,000,000.00 (and paid a registration fee of $2,520,674.65 with respect to such amount of securities) pursuant to the Pre-Effective Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-227001) filed on September 5, 2018 (the “Prior Registration Statement”). Prior to the effectiveness of this Registration Statement, the Registrant will specify in a pre-effective amendment to this Registration Statement the amount of unsold securities covered by the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the filing fee paid in connection with such unsold securities, which will continue to be applied to such unsold securities, as well as the amount of any new securities to be registered, in addition to the securities registered in this filing, and the related fee. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(2)	This Registration Statement also includes an indeterminate amount of securities of the classes specified above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrant. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(4)	Separate consideration may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities.

(5)	The common shares are being registered solely in connection with the registration of subordinated debt securities that provide for the full and permanent conversion of such securities into common shares of the Registrant upon the occurrence of certain trigger events relating to financial viability, as further described herein.

(6)	The first preferred shares are being registered solely in connection with the registration of subordinated debt securities that provide for the delivery of first preferred shares of the Registrant in certain limited circumstances, including non-payment of the principal amount of, interest on or redemption price for such subordinated debt securities when due.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated August 31, 2021 ROYAL BANK OF CANADA Senior Debt Securities Subordinated Debt Securities Common Shares Warrants First Preferred Shares

up to an aggregate initial offering price of U.S. $                or the
equivalent thereof in other currencies.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will give you the specific prices and other terms of the securities we are offering in supplements to this prospectus. You should read this prospectus and the applicable supplement(s) carefully before you invest. We may sell the securities to or through one or more underwriters, dealers or agents. The names of the underwriters, dealers or agents will be set forth in supplements to this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable prospectus supplement.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that Royal Bank of Canada is a Canadian bank, that many of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in the Registration Statement may reside outside of the United States, and that all or a substantial portion of the assets of Royal Bank of Canada and said persons may be located outside the United States.

Our common shares trade under the symbol “RY” on the Toronto Stock Exchange and the New York Stock Exchange. The common shares may be offered pursuant to this prospectus solely in connection with an offering of subordinated debt securities that provide for the full and permanent conversion of such securities into common shares of Royal Bank of Canada upon the occurrence of certain trigger events relating to financial viability, as further described herein.

The securities described herein will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation.

Securities that are bail-inable debt securities (as defined herein) are subject to conversion in whole or in part – by means of a transaction or series of transactions and in one or more steps – into common shares of the Bank or any of its affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act (the “CDIC Act”) and to variation or extinguishment in consequence, and subject to the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the bail-inable debt securities.

Investing in the securities described herein involves a number of risks. See “Risk Factors” on page 1 of this prospectus.

TM Trademark of Royal Bank of Canada

The date of this prospectus is         , 2021

TABLE OF CONTENTS

DOCUMENTS INCORPORATED BY REFERENCE	i
WHERE YOU CAN FIND MORE INFORMATION	ii
FURTHER INFORMATION	ii
ABOUT THIS PROSPECTUS	ii
RISK FACTORS	1
ROYAL BANK OF CANADA	1
PRESENTATION OF FINANCIAL INFORMATION	1
CAUTION REGARDING FORWARD-LOOKING STATEMENTS	1
USE OF PROCEEDS	2
CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS	3
DESCRIPTION OF DEBT SECURITIES	4
DESCRIPTION OF COMMON SHARES	22
DESCRIPTION OF FIRST PREFERRED SHARES	24
DESCRIPTION OF WARRANTS	26
NON-VIABILITY CONTINGENT CAPITAL PROVISIONS	34
OWNERSHIP AND BOOK-ENTRY ISSUANCE	35
TAX CONSEQUENCES	41
PLAN OF DISTRIBUTION	55
BENEFIT PLAN INVESTOR CONSIDERATIONS	58
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST THE BANK, OUR MANAGEMENT AND OTHERS	59
VALIDITY OF SECURITIES	59
EXPERTS	60
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	60

In this prospectus, unless the context otherwise indicates, the “Bank”, “we”, “us” or “our” means Royal Bank of Canada and its subsidiaries. In this prospectus and any prospectus supplement, currency amounts are stated in Canadian dollars (“$”), unless specified otherwise.

DOCUMENTS INCORPORATED BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. Copies of the documents incorporated herein by reference may be obtained upon written or oral request without charge from Investor Relations, Royal Bank of Canada, 200 Bay Street – South Tower, 20th Floor, Toronto, Ontario, Canada M5J 2J5 (416-955-7802). The documents incorporated by reference are available over the Internet at www.sec.gov.

We incorporate by reference the documents listed below:

•	Annual Report on Form 40-F for the fiscal year ended October 31, 2020 (the “2020 Annual Report”);
•	Report on Form 6-K filed on February 24, 2021 (Accession no: 0001193125-21-053287);
•	Report on Form 6-K filed on May 27, 2021 (Accession no: 0001193125-21-174237); and
•	Report on Form 6-K filed on August 25, 2021 (Accession no: 0001193125-21-255543) (the “Q3 2021 Report to Shareholders”).

In addition, we will incorporate by reference into this prospectus all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

-i-

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed or furnished document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon a new Annual Report and the related annual financial statements being filed by us with, and, where required, accepted by, the SEC, the previous Annual Report shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of securities hereunder.

All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC.

WHERE YOU CAN FIND MORE INFORMATION

In addition to our continuous disclosure obligations under the securities laws of the Provinces and Territories of Canada, we are subject to the information reporting requirements of the Exchange Act and in accordance therewith file reports and other information with the SEC. As the Bank is a “foreign private issuer” under the rules adopted under the Exchange Act, we are exempt from certain of the requirements of the Exchange Act, including the proxy and information provisions of Section 14 of the Exchange Act and the reporting and liability provisions applicable to officers, directors and significant shareholders under Section 16 of the Exchange Act. Under the multijurisdictional disclosure system adopted by the United States, reports and other information filed with the SEC may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Such reports and other information, when filed by us in accordance with such requirements, are available to the public on the website maintained by the SEC at https://sec.gov. Such documents, reports and information are also available on our website: http://www.rbc.com. Our common shares are listed on the New York Stock Exchange, and reports and other information concerning us can be inspected at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus.

FURTHER INFORMATION

We have filed with the SEC a Registration Statement on Form F-3 under the United States Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered with this prospectus. This prospectus is a part of that Registration Statement, and it does not contain all of the information set forth in the Registration Statement. You can access the Registration Statement together with its exhibits at the SEC’s website at www.sec.gov or inspect these documents at the offices of the SEC in order to obtain more information about us and about the securities offered with this prospectus.

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered thereunder. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” above.

-ii-

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

We publish our consolidated financial statements in Canadian dollars. As indicated in the table below, the Canadian dollar has fluctuated in value compared to the U.S. dollar over the last five years.

The tables below set forth the exchange rate at each period end, the average yearly exchange rate and the low and high exchange rates between Canadian dollars and U.S. dollars (in Canadian dollars per U.S. dollar) for the five-year period ended October 31, 2020, and the low and high exchange rates for the nine months ended July 31, 2021 and August 1, 2021 through August 30, 2021. On August 30, 2021 the daily average exchange rate was $1.2603. In the case of the rates for the year ended October 31, 2016, this information is based on the noon rates as reported by the Bank of Canada at approximately noon each trading day. In the case of the rates for the years ended October 31, 2017, 2018, 2019, and 2020, this information is based on the daily average exchange rate as reported by the Bank of Canada as being in effect at approximately 4:30 PM EST on a specified date (on April 29, 2017, the Bank of Canada stopped reporting the noon rate).

YEAR ENDED OCTOBER 31 ($ per US$)	AT PERIOD END	AVERAGE RATE[1]	LOW	HIGH
2016	1.3403	1.3258	1.2544	1.4589
2017	1.2893	1.3082	1.2128	1.3743
2018	1.3142	1.2871	1.2288	1.3310
2019	1.3160	1.3285	1.3038	1.3642
2020	1.3318	1.3460	1.2970	1.4496

ADDITIONAL PERIODS ($ per US$)	LOW	HIGH
Nine months ended July 31, 2021	1.2040	1.3257
August 2021 (through August 30, 2021)	1.2497	1.2856

1	In the case of the rates for the year ended October 31, 2016, the average noon buying rates on the last business day of each full month during the relevant period. In the case of the rates for the years ended October 31, 2017, 2018, 2019, and 2020, the average of the daily average exchange rates on the last business day of each full month during the relevant period.

-iii-

RISK FACTORS

Investment in these securities is subject to various risks including those risks inherent in investing in an issuer involved in conducting the business of a diversified financial institution. Before deciding whether to invest in any securities, you should consider carefully the risks described in the documents incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in a prospectus supplement, as the case may be, relating to a specific offering of securities. You should consider the categories of risks identified and discussed in the risk sections of the Bank’s management’s discussion and analysis included in the 2020 Annual Report (the “2020 Management’s Discussion and Analysis”) and the Risk management section of the Q3 2021 Report to Shareholders, including those summarized under “Caution Regarding Forward-Looking Statements” beginning on page 1 of this prospectus as well as any risks described in subsequently filed documents incorporated by reference.

ROYAL BANK OF CANADA

Business

Royal Bank of Canada and its subsidiaries operate under the master brand name of RBC. We are a global financial institution with a purpose-driven, principles-led approach to delivering leading performance. Our success comes from the 88,000+ employees who leverage their imaginations and insights to bring our vision, values and strategy to life so we can help our clients thrive and communities prosper. As Canada’s biggest bank, and one of the largest in the world based on market capitalization, we have a diversified business model with a focus on innovation and providing exceptional experiences to our 17 million clients in Canada, the U.S. and 27 other countries.

Our business segments are Personal & Commercial Banking, Wealth Management, Insurance, Investor & Treasury Services and Capital Markets. Our business segments are supported by Corporate Support. Additional information about our business and each segment (including segment results) can be found under “Overview and outlook” beginning on page 15 and under “Business segment results” beginning on page 26 of the 2020 Management’s Discussion and Analysis, which is incorporated by reference in this prospectus.

Our common shares trade under the symbol “RY” on the Toronto Stock Exchange and the New York Stock Exchange. Additional information about RBC can be found on our website at www.rbc.com. Additional information about RBC and its subsidiaries is included in documents incorporated by reference into this document. For more information, see the section entitled “Where You Can Find More Information”.

We are a Schedule I bank under the Bank Act (Canada) (the “Bank Act”), which constitutes our charter. Our corporate headquarters are located at 200 Bay Street, Toronto, Ontario, Canada M5J 2J5 and our head office is located at 1 Place Ville Marie, Montréal, Québec, Canada H3C 3A9.

PRESENTATION OF FINANCIAL INFORMATION

We prepare our consolidated financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

From time to time, we make written or oral forward-looking statements within the meaning of certain securities laws, including the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. We may make forward-looking statements in this prospectus, in the documents incorporated by reference herein, in other filings with Canadian regulators or the SEC, in other reports to shareholders and in other communications. Forward-looking statements in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements relating to our financial performance objectives, vision and strategic goals, the Economic, market, and regulatory review and outlook for Canadian, U.S., European and global economies, the regulatory environment in which we operate, the “Strategic priorities” and “Outlook” sections for each of our business segments in our 2020 Management’s Discussion and Analysis and the risk environment including our credit risk, liquidity and funding risk, and the potential continued impacts of the coronavirus (COVID-19) pandemic on our business operations, financial results, condition and objectives and on the global economy and financial market conditions. The forward-looking information contained in this document and the documents incorporated by reference herein is presented for the purpose of assisting the holders of our securities and financial analysts in understanding our financial position and results of operations as at and for the periods ended on the dates presented, as well as our financial performance objectives, vision and strategic goals, and may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as “believe”, “expect”, “foresee”, “forecast”, “anticipate”, “intend”, “estimate”, “goal”, “plan” and “project” and similar expressions of future or conditional verbs such as “will”, “may”, “should”, “could” or “would”.

By their very nature, forward-looking statements require us to make assumptions and are subject to inherent risks and uncertainties, which give rise to the possibility that our predictions, forecasts, projections, expectations or conclusions will not prove to be accurate, that our assumptions may not be correct and that our financial performance objectives, vision and strategic goals will not be achieved. We caution readers not to place undue reliance on these statements as a number of risk factors could cause our actual results to differ materially from the expectations expressed in such forward-looking statements. These factors – many of which are beyond our control and the effects of which can be difficult to predict – include: credit, market, liquidity and funding, insurance, operational, regulatory compliance (which could lead to us being subject to various legal and regulatory proceedings, the potential outcome of which could include regulatory restrictions, penalties and fines), strategic, reputation, legal and regulatory environment, competitive and systemic risks and other risks discussed in the risk sections and “Significant developments: COVID-19” section of our 2020 Annual Report and the Risk management section of our Q3 2021 Report to Shareholders; including business and economic conditions, information technology and cyber risks, Canadian housing and household indebtedness, geopolitical uncertainty, privacy, data and third-party related risks, regulatory changes, environmental and social risk (including climate change), and digital disruption and innovation, culture and conduct, the business and economic conditions in the geographic regions in which we operate, the effects of changes in government fiscal, monetary and other policies, tax risk and transparency, environmental and social risk, and the emergence of widespread health emergencies or public health crises such as pandemics and epidemics, including the COVID-19 pandemic and its impact on the global economy and financial market conditions and our business operations, and financial results, condition and objectives.

We caution that the foregoing list of risk factors is not exhaustive and other factors could also adversely affect our results. When relying on our forward-looking statements to make decisions with respect to us, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Material economic assumptions underlying the forward-looking statements contained in this prospectus and the documents incorporated by reference herein are set out in the “Overview and outlook” section and for each business segment under the “Strategic priorities” and “Outlook” sections in our 2020 Annual Report, as updated by the “Overview and outlook” section of our Q3 2021 Report to Shareholders and the other filings made by us with the SEC that are incorporated by reference in this prospectus. Except as required by law, we do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by us or on our behalf.

Additional information about these and other factors can be found in the risk sections and Significant developments: COVID-19 section of our 2020 Annual Report, the Risk management section of our Q3 2021 Report to Shareholders and the other filings made by us with the SEC that are incorporated by reference in this prospectus.

Information contained in or otherwise accessible through the websites mentioned in this prospectus does not form part of this prospectus and is not incorporated herein by reference. All references in this prospectus to websites are inactive textual references and are for your information only.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, the net proceeds from the sale of securities will be added to our general funds and will be used for general banking purposes. In addition, except as otherwise set forth in a prospectus supplement, the purpose of the sale of the subordinated debt securities will be to enlarge our capital base.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization as at July 31, 2021 and as at October 31, 2020. This table should be read in conjunction with the Bank’s Q3 2021 Report to Shareholders and our 2020 Annual Report, which are incorporated by reference in this prospectus.

	As at July 31, 2021	As at October 31, 2020
	(in millions of dollars)	(in millions of dollars)
Subordinated debentures	9,050(1)	9,867(2)
Equity attributable to shareholders
Preferred shares and other equity instruments	7,416(1)	5,945(3)
Common shares	17,656	17,499(3)
Retained earnings	68,951	59,806
Other components of equity	2,196	3,414
Total equity attributable to shareholders	96,219	86,664
Non-controlling interests	91	103
Total Equity	96,310	86,767
Total Capitalization	105,360	96,634

(1)	For more information, refer to “Note 9 – Significant capital and funding transactions” to the interim condensed consolidated financial statements for the quarter ended July 31, 2021 in our Q3 2021 Report to Shareholders.

(2)	For more information, refer to “Note 19 – Subordinated debentures” to the annual consolidated financial statements for the year ended October 31, 2020 in our 2020 Annual Report.

(3)	For more information, refer to “Note 20 – Equity” to the annual consolidated financial statements for the year ended October 31, 2020 in our 2020 Annual Report.

DESCRIPTION OF DEBT SECURITIES

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will be issued under our senior debt indenture, dated as of October 23, 2003, between Royal Bank of Canada and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee, as supplemented by a first supplemental indenture, dated as of July 21, 2006, by a second supplemental indenture, dated as of February 28, 2007, and by a third supplemental indenture, dated as of September 7, 2018 and as further amended from time to time (collectively, the “senior debt indenture”), and will be unsubordinated obligations that rank equally with all of our other unsecured and unsubordinated debt, including deposit liabilities, other than certain governmental claims in accordance with applicable law.

The subordinated debt securities will be issued under our subordinated debt indenture, dated as of January 27, 2016, between Royal Bank of Canada and The Bank of New York Mellon, as trustee, as supplemented by a first supplemental indenture, dated as of January 27, 2016 and as further amended from time to time (collectively, the “subordinated debt indenture”), and will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the subordinated debt indenture. Neither indenture limits our ability to incur additional indebtedness.

In the event we become insolvent, our governing legislation provides that priorities among payments of our deposit liabilities (including payments in respect of the senior debt securities) and payments of all of our other liabilities (including payments in respect of the subordinated debt securities) are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. Because we have subsidiaries, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of debt securities should look only to our assets for payments on the debt securities.

Neither the senior debt securities nor the subordinated debt securities will constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States governmental agency or instrumentality.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior and Subordinated Debt Indentures

The senior debt securities are governed by the senior debt indenture, and the subordinated debt securities are governed by the subordinated debt indenture. When we refer to the “indentures”, we mean both the senior debt indenture and the subordinated debt indenture, and when we refer to the “indenture”, we mean either the senior debt indenture or the subordinated debt indenture. The senior debt indenture is a contract between us and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., which acts as trustee. The indentures are substantially identical, except for (i) the provisions relating to events of default, which are more limited in the subordinated debt indenture, (ii) the provisions relating to subordination, which are included only in the subordinated debt indenture, and (iii) the provisions relating to possible conversions or exchanges, which are only included in the senior debt indenture.

Reference to the indenture or the trustee, with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

•	The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “— Events of Default — Remedies If an Event of Default Occurs”.
•	The trustee performs administrative duties for us, such as sending interest payments and notices to holders and transferring a holder’s debt securities to a new buyer if a holder sells.

Governing Law. The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures and the debt securities will be governed by New York law, except that the subordination provisions and provisions related to non-viability contingent capital automatic conversion in the subordinated debt indenture, certain provisions relating to the status of the senior debt securities under Canadian law and provisions relating to the bail-in acknowledgment of holders and beneficial owners of bail-inable debt securities in the senior debt indenture will be governed by the laws of the Province of Ontario and the laws of Canada applicable therein. A copy of each of the senior debt indenture, the supplements to the senior debt indenture, the subordinated debt indenture and the supplement to the subordinated debt indenture is an exhibit to our Registration Statement. See “Where You Can Find More Information” above for information on how to obtain a copy.

General

We may issue as many distinct series of debt securities under either indenture as we wish. The provisions of the senior debt indenture and the subordinated debt indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “re-open” a previous issue of a series of debt securities and issue additional debt securities of that series. We do not intend to re-open a previous issue of a series of debt securities where such re-opening would have the effect of making the relevant debt securities of such series subject to bail-in conversion (as defined under “ — Special Provisions Related to Bail-inable Debt Securities”). We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you.

This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement that describes the terms of each series of debt securities may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of certain terms used in the indentures. In this summary, we describe the meaning of only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indentures for the most complete description of what we describe in summary form in this prospectus.

This summary is also subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which describes additional terms of debt securities you are offered.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. (Indenture Section 101) The prospectus supplement relating to the original issue discount securities will describe U.S. federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and, if applicable, a pricing supplement relating to the series. The prospectus supplement and/or, if applicable, the pricing supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;
•	whether it is a series of senior debt securities or a series of subordinated debt securities;
•	any limit on the aggregate principal amount of the series of debt securities;
•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;
•	the date or dates on which the series of debt securities will mature;
•	the rate or rates, which may be fixed or variable per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;
•	the place or places where the principal of, premium, if any, and interest on the debt securities is payable;
•	the terms, if any, on which any securities may or shall be converted into or exchanged at the option of the Bank or otherwise for shares or other securities of the Bank or another entity or other entities, into the cash value thereof or into any combination of the foregoing, any specific terms relating to the adjustment thereof and the period during which such securities may or shall be so converted or exchanged;
•	the specific terms of any bail-inable debt securities (as defined below under “— Special Provisions Related to Bail-inable Debt Securities”);
•	the specific terms of any Non-Viability Contingent Capital Provisions (as defined below under “Non-Viability Contingent Capital Provisions”);
•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;
•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at our option or the option of the holder;
•	the date, if any, after which, and the price or prices at which, the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;
•	if other than denominations of $1,000 and any integral multiples thereof, the denominations in which the series of debt securities will be issuable;
•	the currency of payment of principal, premium, if any, and interest on the series of debt securities;
•	if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;
•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest on the series of debt securities;
•	the applicability of the provisions described under “— Defeasance” below;
•	any event of default under the series of debt securities if different from those described under “— Events of Default” below;
•	if the debt securities will be issued in bearer form, any special provisions relating to bearer securities;
•	if the debt securities will be subordinated debt securities, the applicability of the definition of “subordinated indebtedness” and any changes thereto with respect to the series of debt securities;
•	if the series of debt securities will be issuable only in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and
•	any other special feature of the series of debt securities.

We will offer debt securities that are convertible or exchangeable into securities of another entity or other entities only under circumstances that do not require registration of the underlying securities under the Securities Act at the time we offer such debt securities.

Overview of Remainder of this Description

The remainder of this description summarizes:

•	additional mechanics relevant to the debt securities under normal circumstances, such as how holders record the transfer of ownership and where we make payments;
•	holders’ rights in several special situations, such as if we merge with another company or if we want to change a term of the debt securities;
•	subordination provisions in the subordinated debt indenture that may prohibit us from making payment on those securities;
•	our right to release ourselves from all or some of our obligations under the debt securities and the indenture by a process called defeasance; and
•	holders’ rights if we default or experience other financial difficulties.

Form, Exchange and Transfer

Unless we specify otherwise in the prospectus supplement, the debt securities will be issued:

•	only in fully-registered form;
•	without interest coupons; and
•	in denominations that are even multiples of $1,000. (Indenture Section 302)

If a debt security is issued as a registered global debt security, only the depositary—e.g., DTC, Euroclear, Clearstream and CDS, each as defined under “Ownership and Book-Entry Issuance” in this prospectus—will be entitled to transfer and exchange the debt security as described in this subsection because the depositary will be the sole registered holder of the debt security and is referred to below as the “holder”. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry procedures under “Ownership and Book-Entry Issuance” in this prospectus.

Holders of securities issued in fully-registered form may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000, or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Indenture Section 305) This is called an exchange.

Holders may exchange or register the transfer of debt securities at the office of the trustee. Debt securities may be transferred by endorsement. Holders may also replace lost, stolen or mutilated debt securities at that office. The trustee has been appointed as our agent for registering debt securities in the names of holders and registering the transfer of debt securities. We may change this appointment to another entity or perform these tasks ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It also records transfers. (Indenture Section 305) The trustee may require an indemnity before replacing any debt securities.

Holders will not be required to pay a service charge to register the transfer or exchange of debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registration of a transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Indenture Section 1002)

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the registration of transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders entitled to receive the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit registration of transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Indenture Section 305)

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and will be stated in the prospectus supplement. (Indenture Section 307) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in the City of New York. That office is currently located at 240 Greenwich Street - Floor 7E, New York, NY 10286. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how they will receive payments.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of debt securities. (Indenture Section 1002)

Conversion or Exchange of Senior Debt Securities

If and to the extent mentioned in the relevant prospectus supplement, any senior debt securities series may be optionally or mandatorily convertible or exchangeable for stock or other securities of the Bank or another entity or entities, into the cash value therefor or into any combination of the above, the specific terms on which any senior debt securities series may be so converted or exchanged will be described in the relevant prospectus supplement. These terms may include provisions for conversion or exchange, either mandatorily, at the holder’s option or at our option, in which case the amount or number of securities the senior debt securities holders would receive would be calculated at the time and manner described in the relevant prospectus supplement. (Indenture Section 301)

Notices

We and the trustee will send notices regarding the debt securities only to registered holders, using their addresses as listed in the trustee’s records. (Indenture Sections 101 and 106) With respect to who is a registered “holder” for this purpose, see “Ownership and Book-Entry Issuance”.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent. (Indenture Section 1003)

Mergers and Similar Events

Under the indentures, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell or lease substantially all of our assets to another entity, or to buy or lease substantially all of the assets of another entity. However, we may not take any of these actions unless all the following conditions are met:

•	When we merge, amalgamate, consolidate or otherwise are combined with, or acquired by, another entity or sell or lease substantially all of our assets, the surviving, resulting or acquiring entity must be a properly organized entity and must be legally responsible for the debt securities, whether by agreement, operation of law or otherwise.
•	The merger, amalgamation, consolidation, other combination, sale or lease of assets must not cause a default on the debt securities. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we sell less than substantially all of our assets. It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our debt securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Debt Securities

There are four types of changes we can make to either indenture and the debt securities issued under that indenture.

1. Changes Requiring Approval of All Holders. First, there are changes that cannot be made to the indenture or the debt securities without specific approval of each holder of a debt security affected in any material respect by the change under a particular debt indenture. The following is a list of those types of changes:

•	change the stated maturity of the principal or reduce the interest on a debt security;
•	reduce any amounts due on a debt security;
•	reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;
•	change the currency of payment on a debt security;
•	change the place of payment for a debt security;
•	impair a holder’s right to sue for payment;
•	impair the holder’s right to require repurchase on the original terms of those debt securities that provide a right of repurchase;
•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or
•	modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Indenture Section 902)

2. Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote in favor of the change by holders of debt securities owning not less than a majority of the principal amount of the particular series affected. Most changes, including any change or elimination of any provision of the indenture and any modification of any right of the noteholders, require a majority vote. A smaller class of changes does not require a majority vote including clarifying changes and other changes that would not adversely affect in any material respect holders of the debt securities. (Indenture Section 901) We may also obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under “— Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver. (Indenture Section 513)

3. Changes Not Requiring Approval. The third type of change to the indenture and the debt securities does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the debt securities. (Indenture Section 901)

4. We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Modification of Bail-inable Debt Securities. Where an amendment, modification or other variance that can be made to the indenture or the bail-inable debt securities would affect the recognition of those bail-inable debt securities by the Superintendent of Financial Institutions (Canada) (the “Superintendent”) as TLAC (as defined below under “— Canadian Bank Resolution Powers”), that amendment, modification or variance will require the prior approval of the Superintendent. (Indenture Section 907)

Modification of Subordination Provisions. We may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect in any material respect the outstanding subordinated debt securities of any one or more series without the consent of the holders of a majority of the principal amount of all affected series, voting together as one class. We may not modify the subordinated debt indenture or any terms of any outstanding subordinated debt securities in a manner that would affect the regulatory capital classification of the subordinated debt securities under the guidelines for capital adequacy requirements for banks in Canada without the consent of the Superintendent.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.
•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.
•	For debt securities denominated in one or more non-U.S. currencies or currency units, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have given a notice of redemption and deposited or set aside in trust for the holders money for the payment or redemption of the debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “— Defeasance — Full Defeasance”. (Indenture Section 1402)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If the trustee or we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. (Indenture Sections 104 and 512)

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Special Provisions Related to Bail-inable Debt Securities

The senior debt indenture provides for certain provisions applicable to bail-inable debt securities. The prospectus supplement and, if applicable, the relevant pricing supplement will describe the specific terms of bail-inable debt securities we may issue and specify whether or not your debt security is a bail-inable debt security.

Subject to certain exceptions discussed under “― Canadian Bank Resolution Powers,” including for certain structured notes, senior debt of the Bank issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that is unsecured or partially secured and that has been assigned a CUSIP or ISIN or similar identification number, is subject to conversion in whole or in part – by means of a transaction or series of transactions and in one or more steps – into common shares of the Bank or any of its affiliates under the bail-in regime (as defined below under “— Canadian Bank Resolution Powers”), which we refer to as a “bail-in conversion”. We refer to debt securities that are subject to bail-in conversion as “bail-inable debt securities.”

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to (i) agree to be bound, in respect of the bail-inable debt securities, by the CDIC Act, including the conversion of the bail-inable debt securities, in whole or in part – by means of a transaction or series of transactions and in one or more steps – into common shares of the Bank or any of its affiliates under subsection 39.2(2.3) of the CDIC Act and the variation or extinguishment of the bail-inable debt securities in consequence, and by the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the bail-inable debt securities; (ii) attorn and submit to the jurisdiction of the courts in the Province of Ontario with respect to the CDIC Act and those laws; and (iii) acknowledge and agree that the terms referred to in clauses (i) and (ii) above, are binding on that holder or beneficial owner despite any provisions in the indenture or the bail-inable debt securities, any other law that governs the bail-inable debt securities and any other agreement, arrangement or understanding between that holder or beneficial owner and the Bank with respect to the bail-inable debt securities. (Indenture Section 1601(a))

Holders and beneficial owners of bail-inable debt securities will have no further rights in respect of bail-inable debt securities that are converted upon a bail-in conversion other than those provided under the bail-in regime, and by its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to irrevocably consent to the principal amount of that debt security and any accrued and unpaid interest thereon being deemed paid in full by the Bank by the issuance of common shares of the Bank (or, if applicable, any of its affiliates) upon the occurrence of a bail-in conversion, which bail-in conversion will occur without any further action on the part of that holder or beneficial owner or the trustee; provided that, for the avoidance of doubt, this consent will not limit or otherwise affect any rights that holders or beneficial owners may have under the bail-in regime. (Indenture Section 1601(b))

Each holder or beneficial owner of a bail-inable debt security that acquires an interest in the bail-inable debt security in the secondary market and any successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of any holder or beneficial owner is deemed to acknowledge, accept, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders or beneficial owners that acquired an interest in the bail-inable debt securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the bail-inable debt securities related to the bail-in regime. (Indenture Article Seventeen)

Trustee and Trustee’s Duties

The trustee will undertake certain procedures and seek certain remedies in the event of an event of default or a default. See “— Events of Default”. However, by its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to acknowledge and agree that the bail-in conversion will not give rise to a default or event of default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security, to the extent permitted by the Trust Indenture Act, is deemed to waive any and all claims, in law and/or in equity, against the trustee, for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the bail-in regime.

Additionally, by its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to acknowledge and agree that, upon a bail-in conversion, or other action pursuant to the bail-in regime with respect to bail-inable debt securities,

•	the trustee will not be required to take any further directions from holders of those bail-inable debt securities under Section 512 of the senior debt indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the debt securities to direct certain actions relating to the debt securities; and
•	the indenture will not impose any duties upon the trustee whatsoever with respect to a bail-in conversion or such other action pursuant to the bail-in regime. (Indenture Section 1601(c))

Notwithstanding the foregoing, if, following the completion of a bail-in conversion, the relevant bail-inable debt securities remain outstanding (for example, if not all bail-inable debt securities are converted), then the trustee’s duties under the indenture will remain applicable with respect to those bail-inable debt securities following such completion to the extent that the Bank and the trustee will agree pursuant to a supplemental indenture or an amendment to the indenture; provided, however, that notwithstanding the bail-in conversion, there will at all times be a trustee for the bail-inable debt securities in accordance with the indenture, and the resignation and/or removal of the trustee, the appointment of a successor trustee and the rights of the trustee or any successor trustee will continue to be governed by the indenture, including to the extent no additional supplemental indenture or amendment to the indenture is agreed upon in the event the relevant bail-inable debt securities remain outstanding following the completion of the bail-in conversion. (Indenture Section 1601(d))

DTC —Bail-in Conversion

Upon a bail-in conversion, we will provide a written notice to The Depository Trust Company (“DTC”) and the holders of bail-inable debt securities through DTC as soon as practicable regarding such bail-in conversion. The Bank will also deliver a copy of such notice to the trustee for information purposes. (Indenture Section 1601(e))

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such bail-inable debt security to take any and all necessary action, if required, to implement the bail-in conversion or other action pursuant to the bail-in regime with respect to the bail-inable debt security as it may be imposed on it, without any further action or direction on the part of that holder or beneficial owner, the trustee or the paying agent. (Indenture Section 1601(d))

Special Provisions Related to the Subordinated Debt Securities

The subordinated debt securities issued under the subordinated debt indenture will be our direct unsecured obligations constituting subordinated indebtedness for the purpose of the Bank Act and will therefore rank subordinate to our deposits. Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these securities.

If we become insolvent or are wound-up, the subordinated debt securities will rank equally and ratably with, or junior to, but not prior to, all other subordinated debt and subordinate in right of payment to the prior payment in full of (i) our indebtedness then outstanding, other than subordinated indebtedness, and (ii) all indebtedness to which our other subordinated indebtedness is subordinate in right of payment to the same extent as such other subordinated indebtedness. As of July 31, 2021, we had approximately $1,588 billion of senior indebtedness, including deposits, outstanding, which would rank ahead of the subordinated debt securities. The only outstanding subordinated indebtedness issued to date has been issued pursuant to:

•	our trust indentures with Computershare Trust Company of Canada, dated October 1, 1984, June 6, 1986 and June 18, 2004, as supplemented from time to time;
•	our amended and restated issue and paying agency agreement with Royal Bank of Canada, London branch, Fortis Banque Luxembourg S.A., ING Belgium S.A./N.V., Royal Bank of Canada (Suisse) and Royal Bank of Canada, Toronto branch, dated July 14, 2006, as supplemented from time to time;
•	a trust deed between RBC Royal Bank (Trinidad & Tobago) Limited and RBC Trust (Trinidad & Tobago) Limited, dated as of November 1, 2012 in respect of the issuance of debentures by our subsidiary;
•	our trust indentures with Computershare Trust Company of Canada, dated as of July 28, 2020, November 2, 2020 and June 8, 2021, in respect of the issuances of three series of limited recourse capital notes, which are further subordinated to our subordinated indebtedness; and
•	the subordinated debt indenture.

For these purposes, “indebtedness” at any time means:

(i)        the deposit liabilities of the Bank at such time; and

(ii)        all other liabilities and obligations of the Bank to third parties (other than fines or penalties which pursuant to the Bank Act are a last charge on the assets of the Bank in the case of insolvency of such bank and obligations to shareholders of such bank) which would entitle such third parties to participate in a distribution of the Bank’s assets in the event of the insolvency or winding-up of the Bank.

For these purposes, “subordinated indebtedness” at any time means:

(i)        the liability of the Bank in respect of the principal of and premium, if any, and interest on its outstanding subordinated indebtedness outlined above;

(ii)        any indebtedness which ranks equally with and not prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding-up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinated thereto pursuant to the terms of the instrument evidencing or creating the same;

(iii)        any indebtedness which ranks subordinate to and not equally with or prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding-up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinate pursuant to the terms of the instrument evidencing or creating the same; and

(iv)        the subordinated debt securities, which will rank equally or junior to the Bank’s outstanding subordinated indebtedness.

The subordination provisions of the subordinated debt indenture will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Defeasance

Unless otherwise specified in the applicable prospectus supplement, the following discussion of full defeasance and covenant defeasance will be applicable to each series of debt securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of debt securities if we so specify in the prospectus supplement. Any defeasance or covenant defeasance with respect to bail-inable debt securities that would result in the Bank not meeting the TLAC requirements applicable to it pursuant to the TLAC Guideline (as defined under “—Canadian Bank Resolution Powers”) will be subject to the prior approval of the Superintendent. (Indenture Sections 1401, 1404)

Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

•	We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.
•	There must be a change in current U.S. federal tax law or an Internal Revenue Service (“IRS”) ruling that lets us make the above deposit without causing the beneficial owners to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the obligations pursuant to the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)
•	We must deliver to the trustee a legal opinion of our counsel confirming the tax-law change described above and that the beneficial owners of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit, defeasance and discharge had not occurred. (Indenture Sections 1402 and 1404)
•	In the case of the subordinated debt securities, the following requirement must also be met:
•	No event or condition may exist that, under the provisions described under
“— Subordination Provisions” above, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the event of any shortfall. Subject to the foregoing conditions, and notwithstanding that a full defeasance may be authorized pursuant to the subordinated debt indenture in respect of a series of subordinated debt securities, the Bank will not take such action in respect of a series of subordinated debt securities until at least the fifth anniversary of the date of issuance of such series.

Covenant Defeasance. Even without a change in current U.S. federal tax law, we can make the same type of deposit as described above, and we will be released from the restrictive covenants under the debt securities that may be described in the prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.
•	We must deliver to the trustee a legal opinion of our counsel confirming that the beneficial owners of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit and covenant defeasance had not occurred.

If we accomplish covenant defeasance, certain provisions of the indenture and the debt securities would no longer apply:

•	Covenants applicable to the series of debt securities and described in the prospectus supplement.
•	Any events of default relating to breach of those covenants.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. (Indenture Sections 1403 and 1404)

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What is an Event of Default?

Under the senior debt indenture, for debt securities of a series issued on or after September 23, 2018, “event of default” means any of the following:

1.	We default in the payment of the principal of, or interest on, any note of that series and, in each case, the default continues for a period of 30 business days; or
2.	We become insolvent or bankrupt or subject to the provisions of the Winding-Up and Restructuring Act (Canada), we go into liquidation either voluntarily or under an order of a court of competent jurisdiction, or we otherwise acknowledge our insolvency; or
3.	Any other event of default described in an applicable supplement occurs. (Indenture Section 501)

An event of default regarding one series of debt securities will not cause an event of default regarding any other series of debt securities. For purposes of this section “— Events of Default”, with respect to debt securities issued on or after September 23, 2018, “series” refers to debt securities having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.

Notwithstanding the foregoing, if you purchase debt securities issued before September 23, 2018, or debt securities that are part of a series created before the date of this prospectus, “event of default” means any of the following:

•	We do not pay the principal of or any premium on a debt security.
•	We do not pay interest on a debt security within 30 days of its due date.
•	We become insolvent or bankrupt or subject to the provisions of the Winding-Up and Restructuring Act (Canada), we go into liquidation either voluntarily or under an order of a court of competent jurisdiction, or we otherwise acknowledge our insolvency.
•	Any other event of default described in the prospectus supplement occurs. (Indenture Section 501)

A bail-in conversion will not constitute a default or an event of default under the senior debt indenture.

Under the subordinated debt indenture, the term “Event of Default” means any of the following:

•	We become insolvent or bankrupt or subject to the provisions of the Winding-Up and Restructuring Act (Canada), we go into liquidation either voluntarily or under an order of a court of competent jurisdiction, or we otherwise acknowledge our insolvency.
•	Any other event of default described in the prospectus supplement occurs. (Indenture Section 501)

A non-viability contingent capital conversion or a bail-in conversion will not constitute a default or an event of default under any subordinated debt indenture.

Remedies If an Event of Default Occurs. Unless otherwise described in a prospectus supplement, if an Event of Default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use its rights and powers under the indentures, and to use the same degree of care and skill in doing so that a prudent person would use in that situation in conducting his or her own affairs. If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series. If you are the holder of a subordinated debt security, the principal amount of the subordinated debt security will not be paid and may not be required to be paid at any time prior to the relevant maturity date, except in the event of our insolvency or winding-up. (Indenture Section 502)

Holders or beneficial owners of bail-inable debt securities may only exercise, or direct the exercise of, the rights described in this section if the Governor in Council (Canada) has not made an order under Canadian bank resolution powers pursuant to subsection 39.13(1) of the CDIC Act in respect of the Bank. Notwithstanding the exercise of those rights, bail-inable debt securities will continue to be subject to bail-in conversion until repaid in full. (Indenture Section 502)

You should read carefully the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default in which the trustee has the special duties described above, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. (Indenture Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series. (Indenture Section 512)

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	the holder of the debt security must give the trustee written notice that an event of default has occurred and remains uncured;
•	the holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and
•	the trustee must have not taken action for 90 days after receipt of the above notice and offer of indemnity. (Indenture Section 507)

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Indenture Section 508)

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will give to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default. (Indenture Section 1004)

The Trustee

Unless otherwise provided in a prospectus supplement, The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., serves as the trustee for our senior debt securities and our subordinated debt securities and will serve as the trustee for the warrants issued under our warrant indenture. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign under one or both of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded. From time to time, we and our affiliates have conducted commercial banking, financial and other transactions with The Bank of New York Mellon and its respective affiliates for which fees have been paid in the ordinary course of business. We may conduct these types of transactions with each other in the future and receive fees for services performed.

Canadian Bank Resolution Powers

General

Under Canadian bank resolution powers, the CDIC may, in circumstances where the Bank has ceased, or is about to cease, to be viable or in certain other circumstances, assume temporary control or ownership of the Bank and may be granted broad powers by one or more Orders, including the power to sell or dispose of all or a part of the assets of the Bank, and the power to carry out or cause the Bank to carry out a transaction or a series of transactions the purpose of which is to restructure the business of the Bank. As part of the Canadian bank resolution powers, certain provisions of and regulations under the Bank Act, the CDIC Act and certain other Canadian federal statutes pertaining to banks, which we refer to collectively as the “bail-in regime,” provide for a bank recapitalization regime for banks designated by the Superintendent as “domestic systemically important banks”, or “D-SIBs”, which include the Bank.

The expressed objectives of the bail-in regime include reducing government and taxpayer exposure in the unlikely event of a failure of a D-SIB, reducing the likelihood of such a failure by increasing market discipline and reinforcing that bank shareholders and creditors are responsible for the D-SIBs’ risks and not taxpayers, and preserving financial stability by empowering the CDIC to quickly restore a failed D-SIB to viability and allow it to remain open and operating, even where the D-SIB has experienced severe losses.

Under the CDIC Act, in circumstances where the Superintendent is of the opinion that (a) the Bank has ceased, or is about to cease, to be viable and viability cannot be restored or preserved by exercise of the Superintendent’s powers under the Bank Act, or (b)  circumstances exist in respect of the Bank that would allow the Superintendent to take control of the Bank and, if such control were taken, grounds would exist for the making of a winding-up order in respect of the Bank, the Superintendent, after providing the Bank with a reasonable opportunity to make representations, is required to provide a report to CDIC. Following receipt of the Superintendent’s report, CDIC may request the Minister of Finance for Canada (the “Minister of Finance”) to recommend that the Governor in Council (Canada) make an Order and, if the Minister of Finance is of the opinion that it is in the public interest to do so, the Minister of Finance may recommend that the Governor in Council (Canada) make, and on that recommendation, the Governor in Council (Canada) may make, one or more of the following Orders:

•	vesting in CDIC, the shares and subordinated debt of the Bank specified in the Order, which we refer to as a “vesting order”;
•	appointing CDIC as receiver in respect of the Bank, which we refer to as a “receivership order”;
•	if a receivership order has been made, directing the Minister of Finance to incorporate a federal institution designated in the Order as a bridge institution wholly owned by CDIC and specifying the date and time as of which the Bank’s deposit liabilities are assumed, which we refer to as a “bridge bank order”; or
•	if a vesting order or receivership order has been made, directing CDIC to carry out a conversion, by converting or causing the Bank to convert, in whole or in part – by means of a transaction or series of transactions and in one or more steps – the shares and liabilities of the Bank that are subject to the bail-in regime into common shares of the Bank or any of its affiliates, which we refer to as a “conversion order”.

Following a vesting order or receivership order, CDIC will assume temporary control or ownership of the Bank and will be granted broad powers under that Order, including the power to sell or dispose of all or a part of the assets of the Bank, and the power to carry out or cause the Bank to carry out a transaction or a series of transactions the purpose of which is to restructure the business of the Bank.

Under a bridge bank order, CDIC has the power to transfer the Bank’s insured deposit liabilities and certain assets and other liabilities of the Bank to a bridge institution. Upon the exercise of that power, any assets and liabilities of the Bank that are not transferred to the bridge institution would remain with the Bank, which would then be wound up. In such a scenario, any liabilities of the Bank, including any outstanding debt securities (whether or not such debt securities are bail-inable debt securities), that are not assumed by the bridge institution could receive only partial or no repayment in the ensuing wind-up of the Bank.

Upon the making of a conversion order, prescribed shares and liabilities under the bail-in regime that are subject to that conversion order will, to the extent converted, be converted into common shares of the Bank or any of its affiliates, as determined by CDIC. Subject to certain exceptions discussed below, senior debt issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that is unsecured or partially secured and that has been assigned a CUSIP or ISIN or similar identification number are subject to a bail-in conversion. Shares, other than common shares, and subordinated debt of the Bank are also subject to a bail-in conversion, unless they are non-viability contingent capital.

Shares and liabilities issued before September 23, 2018 are not subject to a bail-in conversion unless, in the case of any such liability, including any debt securities, the terms of that liability are amended to increase the principal amount or to extend the term to maturity on or after September 23, 2018, and that liability, as amended, meets the requirements to be subject to a bail-in conversion. Covered bonds, certain derivatives and certain structured notes (as such term is used under the bail-in regime) are expressly excluded from a bail-in conversion. To the extent that any debt securities constitute structured notes (as such term is used under the bail-in regime) they will not be bail-inable debt securities. As a result, claims of some creditors whose claims would otherwise rank equally with those of the holders holding bail-inable debt securities would be excluded from a bail-in conversion. The terms and conditions of the bail-in conversion will be determined by CDIC in accordance with and subject to certain requirements discussed below.

Bail-in Conversion

Under the bail-in regime there is no fixed and pre-determined contractual conversion ratio for the conversion of the bail-inable debt securities, or other shares or liabilities of the Bank that are subject to a bail-in conversion, into common shares of the Bank or any of its affiliates nor are there specific requirements regarding whether liabilities subject to a bail-in conversion are converted into common shares of the Bank or any of its affiliates. CDIC determines the timing of the bail-in conversion, the portion of bail-inable shares and liabilities to be converted and the terms and conditions of the conversion, subject to parameters set out in the bail-in regime. Those parameters include that:

•	in carrying out a bail-in conversion, CDIC must take into consideration the requirement in the Bank Act for banks to maintain adequate capital;
•	CDIC must use its best efforts to ensure that shares and liabilities subject to a bail-in conversion are only converted after all subordinate ranking shares and liabilities that are subject to a bail-in conversion and any subordinate non-viability contingent capital instruments have been previously converted or are converted at the same time;
•	CDIC must use its best efforts to ensure that the converted part of the liquidation entitlement of a share subject to a bail-in conversion, or the converted part of the principal amount and accrued and unpaid interest of a liability subject to a bail-in conversion, is converted on a pro rata basis for all shares or liabilities subject to a bail-in conversion of equal rank that are converted during the same restructuring period;

•	holders of shares and liabilities that are subject to a bail-in conversion must receive a greater number of common shares per dollar of the converted part of the liquidation entitlement of their shares, or the converted part of the principal amount and accrued and unpaid interest of their liabilities, than holders of any subordinate shares or liabilities subject to a bail-in conversion that are converted during the same restructuring period or of any subordinate non-viability contingent capital that is converted during the same restructuring period;
•	holders of shares or liabilities subject to a bail-in conversion of equal rank that are converted during the same restructuring period must receive the same number of common shares per dollar of the converted part of the liquidation entitlement of their shares or the converted part of the principal amount and accrued and unpaid interest of their liabilities; and
•	holders of shares or liabilities subject to a bail-in conversion must receive, if any non-viability contingent capital of equal rank to the shares or liabilities is converted during the same restructuring period, a number of common shares per dollar of the converted part of the liquidation entitlement of their shares, or the converted part of the principal amount and accrued and unpaid interest of their liabilities, that is equal to the largest number of common shares received by any holder of the non-viability contingent capital per dollar of that capital.

Compensation Regime

The CDIC Act provides for a compensation process for holders of bail-inable debt securities who immediately prior to the making of an Order, directly or through an intermediary, own bail-inable debt securities that are converted in a bail-in conversion. While this process applies to successors of those holders it does not apply to assignees or transferees of the holder following the making of the Order and does not apply if the amounts owing under the relevant bail-inable debt securities are paid in full.

Under the compensation process, the compensation to which such holders are entitled is the difference, to the extent it is positive, between the estimated liquidation value and the estimated resolution value of the relevant bail-inable debt securities. The liquidation value is the estimated value the bail-inable holders would have received if an order under the Winding-up and Restructuring Act (Canada) had been made in respect of the Bank, as if no Order had been made and without taking into consideration any assistance, financial or otherwise, that is or may be provided to the Bank, directly or indirectly, by CDIC, the Bank of Canada, the Government of Canada or a province of Canada, after any order to wind up the Bank has been made.

The resolution value in respect of relevant bail-inable debt securities is the aggregate estimated value of the following: (a) the relevant bail-inable debt securities, if they are not held by CDIC and they are not converted, after the making of an Order, into common shares under a bail-in conversion; (b) common shares that are the result of a bail-in conversion after the making of an Order; (c) any dividend or interest payments made, after the making of the Order, with respect to the relevant bail-inable debt securities to any person other than CDIC; and (d) any other cash, securities or other rights or interests that are received or to be received with respect to the relevant bail-inable debt securities as a direct or indirect result of the making of the Order and any actions taken in furtherance of the Order, including from CDIC, the Bank, the liquidator of the Bank, if the Bank is wound up, the liquidator of a CDIC subsidiary incorporated or acquired by order of the Governor in Council (Canada) for the purposes of facilitating the acquisition, management or disposal of real property or other assets of the Bank that CDIC may acquire as the result of its operations that is liquidated or the liquidator of a bridge institution if the bridge institution is wound up.

In connection with the compensation process, CDIC is required to estimate the liquidation value and the resolution value in respect of the portion of converted bail-inable debt securities and is required to consider the difference between the estimated day on which the liquidation value would be received and the estimated day on which the resolution value is, or would be, received.

CDIC must, within a reasonable period following a bail-in conversion, make an offer of compensation by notice to the relevant holders that held bail-inable debt securities equal to, or in value estimated to be equal to, the amount of compensation to which such holders are entitled or provide a notice stating that such holders are not entitled to any compensation. In either case, such offer or notice is required to include certain prescribed information, including important information regarding the rights of such holders to seek to object and have the compensation to which they are entitled determined by an assessor (a Canadian Federal Court judge) where holders of liabilities representing at least 10% of the principal amount and accrued and unpaid interest of the liabilities of the same class object to the offer or absence of compensation. The period for objecting is limited (45 days following the day on which a summary of the notice is published in the Canada Gazette) and failure by holders holding a sufficient principal amount plus accrued and unpaid interest of affected bail-inable debt securities to object within the prescribed period will result in the loss of any ability to object to the offered compensation or absence of compensation, as applicable. CDIC will pay the relevant holders the offered compensation within 135 days after the date on which a summary of the notice is published in the Canada Gazette if the offer of compensation is accepted, the holder does not notify CDIC of acceptance or objection to the offer or if the holder objects to the offer but the 10% threshold described above is not met within the aforementioned 45-day period.

Where an assessor is appointed, the assessor could determine a different amount of compensation payable, which could either be higher or lower than the original amount. The assessor is required to provide holders, whose compensation it determines, notice of its determination. The assessor’s determination is final and there are no further opportunities for review or appeal. CDIC will pay the relevant holders the compensation amount determined by the assessor within 90 days of the assessor’s notice.

By its acquisition of an interest in any bail-inable debt securities, each holder or beneficial owner of that debt security is deemed to be bound by a bail-in conversion and so will have no further rights in respect of bail-inable debt securities that are converted in a bail-in conversion than those provided under the bail-in regime.

A similar compensation process to the one set out above applies, in certain circumstances, where as a result of CDIC’s exercise of bank resolution powers, notes are assigned to an entity which is then wound-up.

TLAC Guidelines

In connection with the bail-in regime, the OSFI guideline (the “TLAC Guideline”) on Total Loss Absorbing Capacity (“TLAC”) applies to and establishes standards for D-SIBs, including the Bank, effective September 23, 2018. Under the TLAC Guideline, beginning November 1, 2021, the Bank is required to maintain an amount of unsecured external long-term debt that meets the prescribed criteria or regulatory capital instruments to support recapitalization in the event of a failure. Bail-inable debt securities and regulatory capital instruments that meet the prescribed criteria will constitute TLAC of the Bank.

In order to comply with the TLAC Guideline, our indenture provides for terms and conditions for the bail-inable debt securities necessary to meet the prescribed criteria and qualify at their issuance as TLAC instruments of the Bank under the TLAC Guideline. Those criteria include the following:

•	the Bank cannot directly or indirectly have provided financing to any person for the express purpose of investing in the bail-inable debt securities;
•	the bail-inable debt security is not subject to set-off or netting rights;
•	the bail-inable debt security must not provide rights to accelerate repayment of principal or interest payments outside of bankruptcy, insolvency, wind-up or liquidation, except that events of default relating to the non-payment of scheduled principal and/or interest payments will be permitted where they are subject to a cure period of no less than 30 business days and clearly disclose to investors that: (i) acceleration is only permitted where an Order has not been made in respect of the Bank; and (ii) notwithstanding any acceleration, the instrument continues to be subject to a bail-in conversion prior to its repayment;
•	the bail-inable debt security may be redeemed or purchased for cancellation only at the initiative of the Bank and, where the redemption or purchase would lead to a breach of the Bank’s TLAC requirements, that redemption or purchase would be subject to the prior approval of the Superintendent;
•	the bail-inable debt security does not have credit-sensitive dividend or coupon features that are reset periodically based in whole or in part on the Bank’s credit standing; and

•	where an amendment or variance of the bail-inable debt security’s terms and conditions would affect its recognition as TLAC, that amendment or variance will only be permitted with the prior approval of the Superintendent.

DESCRIPTION OF COMMON SHARES

Set forth below is a summary of the material terms of the Bank’s common shares and certain provisions of the Bank Act and the Bank’s by-laws as they relate to the Bank’s common shares. The following summary is not complete and is qualified in its entirety by the Bank Act, the Bank’s by-laws and the actual terms and conditions of such shares.

Authorized Share Capital

The Bank’s authorized share capital consists of an unlimited number of common shares without nominal or par value and an unlimited number of first preferred shares, as described in Description of First Preferred Shares, and second preferred shares without nominal or par value, issuable in series, which classes may be issued for a maximum consideration of C$20 billion and C$5 billion, respectively. As of July 31, 2021, the Bank had issued and outstanding 1,424,992,376 common shares and issued and outstanding 138,015,385 first preferred shares. There are no second preferred shares currently outstanding.

Voting, Dividend and Winding Up Rights of Holders of Common Shares

The holders of the Bank’s common shares are entitled to vote at all meetings of shareholders, except meetings at which only holders of a specified class, other than common shares, or series of shares are entitled to vote. The holders of common shares are entitled to receive dividends as and when declared by the board of directors, subject to the preference of the preferred shares. After payment to the holders of the preferred shares of the amount or amounts to which they may be entitled, and after payment of all outstanding debts, the holders of the common shares will be entitled to receive any remaining property upon liquidation, dissolution or winding-up of the Bank.

Limitations Affecting Holders of Common Shares

The Bank Act contains restrictions (which are subject to any orders that may be issued by the Governor in Council (Canada)) on the issue, transfer, acquisition, beneficial ownership and voting of all shares of a chartered bank. The following is a summary of such restrictions.

Subject to certain exceptions contained in the Bank Act, no person may be a major shareholder of a bank having equity of $12 billion or more (which includes the Bank). A person is a major shareholder if:

(a) the aggregate of the shares of any class of voting shares of the bank beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 20% of that class of voting shares, or

(b) the aggregate of shares of any class of non-voting shares of the bank beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 30% of that class of non-voting shares.

Additionally, no person may have a significant interest in any class of shares of a bank (including the Bank) unless the person first receives the approval of the Minister of Finance of Canada. For purposes of the Bank Act, a person has a significant interest in a class of shares of a bank where the aggregate of any shares of the class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person exceeds 10% of all of the outstanding shares of that class of shares of such bank.

In addition, the Bank Act prohibits a bank from purchasing or redeeming any of its shares or paying any dividends if there are reasonable grounds for believing the bank is, or the payment would cause the bank to be, in contravention of the Bank Act requirement to maintain, in relation to its operations, adequate capital and appropriate forms of liquidity and to comply with any regulations or directions of the Superintendent of Financial Institutions (Canada) in relation thereto.

Subject to any orders that may be issued by the Governor in Council (Canada), the Bank Act also prohibits the registration of a transfer or issue of any shares of a Canadian bank to any government or governmental agency of Canada or any province of Canada, or to any government of any foreign country, or any political subdivision, or agency of any foreign country. Under the Bank Act, the Bank cannot redeem or purchase any shares for cancellation unless the prior consent of the Superintendent has been obtained.

Amendments to the Rights, Privileges, Restrictions and Conditions of Common Shares

Under the Bank Act, the rights of holders of the Bank’s shares can be changed by the board of directors of the Bank by making, amending or repealing the by-laws of the Bank. The board of directors of the Bank must submit such a by-law, or amendment to or repeal of a by-law, to the shareholders of the Bank in accordance with the procedures of the Bank Act and the by-laws of the Bank, and the shareholders must approve the by-law, amendment to or repeal of the by-law, by special resolution to be effective. Under the Bank Act, a special resolution is a resolution passed by not less than two-thirds of the votes cast by or on behalf of the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution. In some circumstances, the Bank Act mandates that holders of shares of a class or a series are entitled to vote separately as a class or series on a proposal to amend the by-laws of the Bank.

DESCRIPTION OF FIRST PREFERRED SHARES

Set forth below is a summary of the material terms of the Bank’s first preferred shares and certain provisions of the Bank Act and the Bank’s by-laws as they relate to the Bank’s first preferred shares. The following summary is not complete and is qualified in its entirety by the Bank Act, the Bank’s by-laws and the actual terms and conditions of such shares.

The following is a general description of the first preferred shares. The particulars of any series of first preferred shares offered and the extent to which the general terms described below may apply to such first preferred shares will be described in a prospectus supplement or, if applicable, a pricing supplement. Since the terms of a series of first preferred shares may differ from the general information provided in this prospectus, you should rely on the information in the applicable prospectus supplement or pricing supplement where it differs from information in this prospectus.

The Bank’s authorized share capital consists of an unlimited number of common shares without nominal or par value and an unlimited number of first preferred shares and second preferred shares without nominal or par value, issuable in series, which classes may be issued for a maximum consideration of C$20 billion and C$5 billion, respectively. As of July 31, 2021, the Bank had issued and outstanding 1,424,992,376 common shares and issued and outstanding 138,015,385 first preferred shares and other equity instruments. There are no second preferred shares currently outstanding.

We may issue first preferred shares from time to time, in one or more series with such series rights, privileges, restrictions and conditions as our board of directors may determine by resolution, subject to the Bank Act and to the Bank’s by-laws. The specific terms and conditions of any series of first preferred shares that we issue under this prospectus will be described in one or more prospectus supplements or pricing supplements, as applicable, and may include the designation of the particular series, the aggregate amount, the number of shares offered, the issue price, the dividend rate, the dividend payment dates, any terms for redemption at our option or the holder’s option, any exchange or conversion terms and any other specific terms.

The first preferred shares of each series rank pari passu with the first preferred shares of every other series and outstanding first preferred shares (including any first preferred shares issued hereunder if a trigger event has not occurred as contemplated under the specific Non-Viability Contingent Capital Provisions (as defined below under “Non-Viability Contingent Capital Provisions”) applicable to such first preferred shares) are entitled to preference over the second preferred shares and common shares of the Bank and over any other shares ranking junior to the first preferred shares with respect to the payment of dividends and in the distribution of property in the event of our liquidation, dissolution or winding-up.

The holders of the first preferred shares are not entitled to any voting rights except as provided below or by law. The Non-Cumulative First Preferred Shares, Series C-2 have certain limited voting rights as described in the Annual Information Form, filed as Exhibit 1 to the 2020 Annual Report.

Pursuant to our by-laws, we may not, without the prior approval of the holders of the first preferred shares as a class (in addition to such approvals as may be required by the Bank Act or any other legal requirement), (i) create or issue any shares ranking in priority to the first preferred shares, or (ii) create or issue any additional series of first preferred shares or any shares ranking pari passu with the first preferred shares unless at the date of such creation or issuance all cumulative dividends up to and including the dividend payment for the last completed period for which such cumulative dividends are payable have been declared and paid or set apart for payment in respect of each series of cumulative first preferred shares then issued and outstanding, and any declared and unpaid non-cumulative dividends have been paid or set apart for payment in respect of each series of non- cumulative first preferred shares then issued and outstanding. Currently, there are no outstanding first preferred shares which carry the right to cumulative dividends.

No amendment may be made to the rights, privileges, restrictions or conditions of the first preferred shares as a class without the approval of the holders of first preferred shares voting separately as a class.

The approval of all amendments to the provisions attaching to the first preferred shares as a class and any other approval to be given by the holders of the first preferred shares may be given in writing by the holders of not less than all of the outstanding first preferred shares or by a resolution carried by the affirmative vote of not less than 66⅔% of the votes cast at a meeting of holders of first preferred shares at which a quorum of the outstanding first preferred shares is represented. A quorum at any meeting of holders of first preferred shares is 51% of the shares entitled to vote at such meeting, except that at a reconvened meeting following a meeting that was adjourned due to lack of quorum there is no quorum requirement.

DESCRIPTION OF WARRANTS

Our obligations under the warrants will not be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a warrant, you are one of our unsecured creditors.

The warrants will be issued under a warrant indenture, dated as of October 19, 2018, between Royal Bank of Canada and The Bank of New York Mellon, as trustee, as it may be amended from time to time (collectively, the “warrant indenture”), described below. The warrants will be unsubordinated obligations that rank equally with all of our other unsecured and unsubordinated debt, including deposit liabilities, other than certain governmental claims in accordance with applicable law.

In the event we become insolvent, our governing legislation provides that priorities among payments of our deposit liabilities (including payments in respect of the warrants) and payments of all of our other liabilities are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. Because we have subsidiaries, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the warrants will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of the warrants should look only to our assets for payments on those securities.

The warrants will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States governmental agency or instrumentality.

The Warrant Indenture

The warrants will be governed by the warrant indenture.

The trustee has two main roles:

•	The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the warrant indenture or the warrants. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “—Events of Default—Remedies If an Event of Default Occurs”.

•	The trustee performs administrative duties for us, such as sending payments and notices to holders and transferring a holder’s warrants to a new buyer if a holder sells.

Governing Law.

The warrant indenture and its associated documents contain the full legal text of the matters described in this section. The warrant indenture and the warrants will be governed by New York law, except that certain provisions relating to the status of the warrants under Canadian law in the warrant indenture will be governed by the laws of the Province of Ontario and the laws of Canada applicable therein. A copy of the form of the warrant indenture is an exhibit to our Registration Statement. See “Where You Can Find More Information” above for information on how to obtain a copy.

The Underlying Assets

We may issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	the securities of one or more issuers other than us or our affiliates, which may include one or more common stocks, or the shares of one or more exchange traded funds;

•	one or more indices;

•	one or more currencies;

•	any other financial, economic or other measure or instrument; or

•	a basket of any of the items described above. (Indenture Section 101)

We refer to each property described above as an “underlying asset.”

We may satisfy our obligations, if any, and the holder of a warrant may satisfy its obligations, if any, with respect to any warrants by delivering:

•	the cash value of the underlying asset; or

•	the cash value of the warrants determined by reference to the performance, level or value of the underlying asset.

The applicable prospectus supplement or pricing supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a warrant may deliver to satisfy its obligations, if any, with respect to any warrants.

General

We may issue as many distinct series of warrants under the warrant indenture as we wish. The provisions of the warrant indenture allow us not only to issue warrants with terms different from those previously issued under that indenture, but also to “re-open” a previous issue of a series of warrants and issue additional warrants of that series. We may issue warrants in amounts that exceed the total amount specified on the cover of the prospectus supplement relating to warrants you have acquired at any time without your consent and without notifying you.

This section summarizes the material terms of the warrants that are common to all series, although the prospectus supplement that describes the terms of each series of warrants may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the warrants. This summary is subject to and qualified in its entirety by reference to all the provisions of the warrant indenture, including definitions of certain terms used in the warrant indenture. In this summary, we describe the meaning of only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the warrant indenture. Whenever we refer to particular sections or defined terms of the warrant indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the warrant indenture for the most complete description of what we describe in summary form in this prospectus.

This summary is also subject to and qualified by reference to the description of the particular terms of your series of warrants described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of warrants will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which describes additional terms of warrants you are offered.

In addition, the specific financial, legal and other terms particular to a series of warrants will be described in the prospectus supplement and, if applicable, a pricing supplement relating to the series. The prospectus supplement and, if applicable, the pricing supplement relating to a series of warrants will describe the following terms of the series:

•	the title of the series of warrants;

•	any limit on the aggregate number of the series of warrants;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are put warrants or call warrants, whether you or we will have the right to exercise the warrants and any conditions or restrictions on the exercise of the warrants;

•	the specific underlying asset, and the amount or the method for determining the amount of the underlying asset, purchasable or saleable upon exercise of each warrant;

•	the price at which and the currency with which the underlying asset may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

•	the method of exercising the warrants;

•	the date or dates on which the series of warrants will expire;

•	the place or places where the payments on the warrants are payable;

•	the terms, if any, on which any securities may or shall be converted into or exchanged at the option of the Bank or otherwise for shares or other securities, into the cash value thereof or into any combination of the foregoing, any specific terms relating to the adjustment thereof and the period during which such securities may or shall be so converted or exchanged;

•	any provisions for redemption of the warrants at our option or the option of the holder;

•	the date, if any, after which, and the price or prices at which, the series of warrants may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if other than denominations of 100 warrants and any integral multiples thereof, the denominations in which the series of warrants will be issuable;

•	the currency of payment on the series of warrants;

•	if the currency of payment for any payments on the series of warrants is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of any payment on the series of warrants;

•	any event of default under the series of warrants if different from those described under “—Events of Default” below;

•	if the warrants will be issued in bearer form, any special provisions relating to bearer securities;

•	if the series of warrants will be issuable only in the form of a global security, the depositary or its nominee with respect to the series of warrants and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•	any other special feature of the series of warrants.

Unless we specify otherwise in any warrant, prospectus supplement or, if applicable, pricing supplement relating to the series, the payments on the warrants will be made in U.S. dollars. If any amounts on the warrant are to be paid in one or more currencies (or currency units) other than U.S. dollars, additional information (including related exchange rate information) will be provided in the relevant prospectus supplement or pricing supplement.

We will offer warrants that are convertible or exchangeable into securities of another entity or other entities only under circumstances that do not require registration of the underlying securities under the Securities Act at the time we offer such warrants.

Expiration Date and Payment or Settlement Date

The term “expiration date” with respect to any warrant means the date on which the right to exercise the warrant expires. (Indenture Section 101)

The term “payment or settlement date” with respect to any warrant means the date when any money with respect to that warrant becomes payable upon exercise or redemption of that warrant in accordance with its terms. (Indenture Section 101)

Overview of Remainder of this Description

The remainder of this description summarizes:

•	additional mechanics relevant to the warrants under normal circumstances, such as how holders record the transfer of ownership and where we make payments;

•	holders’ rights in several special situations, such as if we merge with another company or if we want to change a term of the warrants; and

•	holders’ rights if we default or experience other financial difficulties.

Form, Exchange and Transfer

Unless we specify otherwise in the prospectus supplement, the warrants will be issued:

•	as book-entry warrants;

•	only in fully-registered form;

•	without interest coupons; and

•	in denominations that are even multiples of 100 warrants. (Indenture Section 302)

If a warrant is issued as a registered global warrant, only the depositary that we select—e.g., DTC, Euroclear, Clearstream and CDS, each as defined under “Ownership and Book-Entry Issuance” in this prospectus—will be entitled to transfer and exchange the warrant as described in this subsection, because the depositary will be the sole registered holder of the warrant and is referred to below as the “holder”. Unless we specify otherwise in the prospectus supplement or pricing supplement, if applicable, The Depository Trust Company, New York, New York, will be the depositary for all warrants in global form. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry procedures under “Ownership and Book-Entry Issuance” in this prospectus.

Holders of securities issued in fully-registered form may have their warrants broken into more warrants of smaller denominations of not less than 100 warrants, or combined into fewer warrants of larger denominations, as long as the total amount of warrants is not changed. (Indenture Section 305) This is called an exchange.

Holders may exchange or register the transfer of warrants at the office of the trustee. Warrants may be transferred by endorsement. Holders may also replace lost, stolen or mutilated warrants at that office. The trustee has been appointed as our agent for registering warrants in the names of holders and registering the transfer of warrants. We may change this appointment to another entity or perform these tasks ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It also records transfers. (Indenture Section 305) The trustee may require an indemnity before replacing any warrants.

Holders will not be required to pay a service charge to register the transfer or exchange of warrants, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registration of a transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Indenture Section 1002)

If the warrants are redeemable and we redeem less than all of the warrants of a particular series, we may block the registration of transfer or exchange of warrants during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders entitled to receive the mailing. We may also refuse to register transfers or exchanges of warrants selected for redemption, except that we will continue to permit registration of transfers and exchanges of the unredeemed portion of any warrant being partially redeemed. (Indenture Section 305)

Payment and Paying Agents

We will pay amounts due on the warrants at the corporate trust office of the trustee in the City of New York. That office is currently located at 240 Greenwich Street - Floor 7E, New York, NY 10286. Holders must make arrangements to have their payments picked up at or wired from that office.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how they will receive payments.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of warrants. (Indenture Section 1002)

Notices

We and the trustee will send notices regarding the warrants only to registered holders, using their addresses as listed in the trustee’s records. (Indenture Sections 101 and 106) With respect to who is a registered “holder” for this purpose, see “Ownership and Book-Entry Issuance”.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent. (Indenture Section 1003)

Mergers and Similar Events

Under the warrant indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell or lease substantially all of our assets to another entity, or to buy or lease substantially all of the assets of another entity. However, we may not take any of these actions unless all the following conditions are met:

•	When we merge, amalgamate, consolidate or otherwise are combined with, or acquired by, another entity or sell or lease substantially all of our assets, the surviving, resulting or acquiring entity must be a properly organized entity and must be legally responsible for the warrants, whether by agreement, operation of law or otherwise.

•	The merger, amalgamation, consolidation, other combination, sale or lease of assets must not cause a default on the warrants. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

If the conditions described above are satisfied with respect to any series of warrants, we will not need to obtain the approval of the holders of those warrants in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we sell less than substantially all of our assets. It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our warrants, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Warrants

There are four types of changes we can make to the warrant indenture and the warrants issued thereunder.

1.       Changes Requiring Approval of All Holders. First, there are changes that cannot be made to the warrant indenture or the warrants without specific approval of each holder of a warrant affected in any material respect by the change. The following is a list of those types of changes:

•	change the payment dates of a warrant;

•	change the exercise price of a warrant;

•	reduce any amounts due on a warrant;

•	shorten the period of time during which a warrant may be exercised;

•	reduce the amount of the payment payable upon acceleration of the maturity of a warrant following a default;

•	change the currency of payment on a warrant;

•	change the place of payment for a warrant;

•	impair a holder’s right to sue for payment;

•	impair the holder’s right to require repurchase on the original terms of those warrants that provide a right of repurchase;

•	reduce the percentage of holders of warrants whose consent is needed to modify or amend the warrant indenture;

•	reduce the percentage of holders of warrants whose consent is needed to waive compliance with certain provisions of the warrant indenture or to waive certain defaults; or

•	modify any other aspect of the provisions dealing with modification and waiver of the warrant indenture. (Indenture Section 902)

2.       Changes Requiring a Majority Vote. The second type of change to the warrant indenture and the warrants is the kind that requires a vote in favor of the change by holders of warrants owning not less than a majority of the warrants of the particular series affected. Most changes, including any change or elimination of any provision of the warrant indenture and any modification of any right of the holders of warrants, require a majority vote. A smaller class of changes does not require a majority vote including clarifying changes and other changes that would not adversely affect in any material respect holders of the warrants. (Indenture Section 901) We may also obtain a waiver of a past default from the holders of warrants owning a majority of the warrants of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the warrant indenture or the warrants listed in the first category described above under “—Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver. (Indenture Section 513)

3.       Changes Not Requiring Approval. The third type of change to the warrant indenture and the warrants does not require any vote by holders of warrants. This type is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the warrants, including changes made to conform the warrant indenture or the warrants of any series to any provision described under “Description of Warrants” in this prospectus, as may be supplemented by the prospectus supplement, and/or, if applicable, the pricing supplement relating to an offering of such series of warrants. (Indenture Section 901)

4.       We may also make changes or obtain waivers that do not adversely affect in any material respect a particular warrant, even if they affect other warrants. In those cases, we do not need to obtain the approval of the holder of that warrant; we need only obtain any required approvals from the holders of the affected warrants.

5.       Further Details Concerning Voting.

Warrants will not be considered outstanding, and therefore not eligible to vote, if we have given a notice of redemption and deposited or set aside in trust for the holders money for the payment, or redemption or settlement of the warrants.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding warrants that are entitled to vote or take other action under the warrant indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If the trustee or we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding warrants of that series on the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. (Indenture Sections 104 and 512)

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how approval may be granted or denied if we seek to change the warrant indenture or the warrants or request a waiver.

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What is an Event of Default?

Under the warrant indenture, the term “Event of Default” means any of the following:

•	We do not pay any payment due on a warrant.

•	We become insolvent or bankrupt or subject to the provisions of the Winding-Up and Restructuring Act (Canada), we go into liquidation either voluntarily or under an order of a court of competent jurisdiction, or we otherwise acknowledge our insolvency.

•	Any other event of default described in the prospectus supplement occurs. (Indenture Section 501)

Remedies If an Event of Default Occurs.

The trustee is not required to take any action under the warrant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. (Indenture Section 603) If reasonable indemnity is provided, the holders of a majority of the outstanding warrants of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the warrant indenture with respect to the warrants of that series. (Indenture Section 512)

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the warrants, the following must occur:

•	the holder of the warrant must give the trustee written notice that an event of default has occurred and remains uncured;

•	the holders of 25% of all outstanding warrants of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

•	the trustee must have not taken action for 90 days after receipt of the above notice and offer of indemnity. (Indenture Section 507)

However, you are entitled at any time to bring a lawsuit for the payment of money due on your warrant on or after its due date. (Indenture Section 508)

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will give to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the warrant indenture and the warrants issued under it, or else specifying any default. (Indenture Section 1004)

Legal Ownership

Street Name and Other Indirect Holders

Investors who hold their warrants in accounts at brokers, banks or other financial institutions will generally not be recognized by us as legal holders of warrants.  This is called holding in street name.  Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its warrants.  These intermediary banks, brokers and other financial institutions pass along payments on the warrants, either because they agree to do so in their customer agreements or because they are legally required to do so.  If you hold your warrants in street name, you should check with your own institution to find out:

•	how it handles warrant payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to send you warrants registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the warrants if there were a default or other event triggering the need for holders to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the warrants run only to persons who are registered as holders of warrants. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold your warrants in that manner or because the warrants are issued in the form of global warrants as described below. For example, once we make payment to the registered holder we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Market-Making Transactions

If you purchase your warrant in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which an agent or other person resells a warrant that it has previously acquired from another holder. A market-making transaction in a particular warrant occurs after the original sale of the warrant.

NON-VIABILITY CONTINGENT CAPITAL PROVISIONS

In accordance with capital adequacy requirements adopted by the Office of the Superintendent of Financial Institutions Canada (“OSFI”), in order to qualify as regulatory capital, non-common capital instruments issued after January 1, 2013, including certain subordinated debt securities and first preferred shares, must include terms providing for the full and permanent conversion of such securities into common shares of the Bank upon the occurrence of a “Non-Viability Trigger Event” (“Non-Viability Contingent Capital Provisions”).

“Non-Viability Trigger Event” has the meaning set out in the OSFI Guideline for Capital Adequacy Requirements (CAR), Chapter 2 ‒ Definition of Capital, effective November 2018, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Non-Viability Trigger Event:

•	the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion of all contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or
•	a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

The specific terms of any Non-Viability Contingent Capital Provisions for any subordinated debt securities or first preferred shares that we issue under this prospectus will be described in one or more prospectus supplements relating to such securities. If subordinated debt securities issued under the subordinated debt indenture or first preferred shares are converted into common shares in accordance with Non-Viability Contingent Capital Provisions, the rights, terms and conditions of such securities, including with respect to priority and rights on liquidation, will no longer be relevant as all such securities will have been converted on a full and permanent basis into common shares ranking on parity with all other outstanding common shares of the Bank. The Non-Viability Contingent Capital Provisions do not apply to senior debt securities, common shares or warrants offered under this prospectus.

The Non-Viability Contingent Capital Provisions included in any instrument governing subordinated debt securities or first preferred shares, if any, will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global i.e., book-entry, form. First we describe the difference between registered ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Registered Owner of a Security?

Unless otherwise provided in a prospectus supplement, each debt security, warrant, common share and preferred share will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “registered holders” of those securities. Subject to limited exceptions, we and the trustee are entitled to treat the registered holder of a security as the person exclusively entitled to vote, to receive notices, to receive any interest or other payment in respect of the security and to exercise all the rights and powers as an owner of the security. We refer to those who own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not registered holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

Unless otherwise noted in your prospectus supplement, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture (and the Bank Act in the case of subordinated indebtedness), subject to limited exceptions, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not registered holders, of the securities.

Street Name Owners

We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will, subject to limited exceptions, recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not registered holders, of those securities.

Registered Holders

Subject to limited exceptions, our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any other third parties employed by us, run only to the registered holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the registered holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the registered holders, and not the indirect owners, of the relevant securities. Whether and how the registered holders contact the indirect owners is up to the registered holders.

When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the registered holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

Unless otherwise noted in the applicable prospectus supplement, we will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:

•	DTC;
•	Euroclear System, which is known as “Euroclear”;
•	Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”;
•	CDS Clearing and Depository Services Inc., which is known as “CDS”; and
•	any other clearing system or financial institution named in the prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear, Clearstream or CDS, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear, Clearstream or CDS, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
•	an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who Is the Registered Owner of a Security?”;
•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;
•	an investor may not be able to pledge his or her interest in a global security in circumstances in which certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•	the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;
•	the depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear, Clearstream or CDS, when DTC is the depositary, Euroclear, Clearstream or CDS, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who Is the Registered Owner of a Security?”.

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;
•	if we notify the trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to these debt securities and has not been cured or waived.

DTC’s current rules provide that it would notify its participants of a request by us to terminate a global security, but will withdraw beneficial interests from the global security only at the request of each DTC participant.

If a global security is terminated, only the depositary, and neither we nor the trustee for any debt securities is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the registered holders of those securities.

Considerations Relating to DTC

DTC has informed us as follows:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of sales and other securities transactions in deposited securities, through electronic, computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual acquirer of new securities is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, the securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to its direct participants, by its direct participants to indirect participants, and by its direct and indirect participants to beneficial owners of the securities will be governed by arrangements among them, respectively, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s usual practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or agent on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the agent or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or agent, disbursements of such payments to direct participants are the responsibility of DTC, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to the issuer or agent. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.

The Bank may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream. Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Considerations Relating to CDS

The information concerning CDS has been taken from, or is based upon, publicly available documents. CDS is Canada’s national securities clearing and depository services organization. Functioning as a service utility for the Canadian financial community, CDS provides a variety of computer automated services for financial institutions and investment dealers active in Canadian and international capital markets. CDS participants (“CDS Participants”) include banks, investment dealers and trust companies, and may include underwriters which participate in the distribution of the securities. Indirect access to CDS is available to other organizations that clear through or maintain a custodial relationship with a CDS Participant. Payments, deliveries, transfers, exchanges, notices and other actions relating to the securities made through CDS may only be processed through CDS Participants and must be completed in accordance with existing CDS rules and procedures. CDS operates in Montreal, Toronto, Calgary and Vancouver to centralize securities clearing functions through a central securities depository.

CDS is wholly owned by The Canadian Depositary for Securities Limited, a private corporation owned by TMX Group Limited, a reporting issuer in Canada. CDS is the clearing house for equity trading on both the Toronto and Montreal stock exchanges and also clears a substantial volume of “over-the-counter” trading in equities and bonds.

CDS may be a depositary for a global security. In addition, if DTC is the depositary for a global security, CDS may, on behalf of CDS Participants, hold an interest in the global security.

As long as any global security is held by CDS, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in CDS. If CDS is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

CDS could change its rules and procedures at any time. We have no control over CDS or its participants, and we take no responsibility for its activities. Transactions between participants in CDS, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

TAX CONSEQUENCES

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences of owning and disposing of debt securities that we will offer. However, this section is only applicable to debt securities that are not subject to Non-Viability Contingent Capital Provisions of the type discussed above under “Non-Viability Contingent Capital Provisions.” The tax treatment of debt securities that are subject to such a provision will be discussed in the applicable prospectus supplement or pricing supplement.

This section is the opinion of Sullivan & Cromwell LLP, our United States federal income tax counsel. It applies to you only if you acquire debt securities in an offering and you hold debt securities as capital assets for tax purposes. This section does not address the tax consequences of owning or disposing of common shares, first preferred shares, warrants, or debt securities that are issued in bearer form. In addition, this section does not apply to persons other than U.S. holders (as defined below). The ownership of debt securities that pay interest from sources within the United States may give rise to material United States federal income tax consequences to persons other than U.S. holders. If a particular offering of debt securities is expected to pay interest from sources within the United States, the applicable supplement will specify that fact and may discuss the material United States federal income tax consequences to persons other than U.S. holders of owning such debt securities. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•	a tax-exempt organization;
•	a life insurance company;
•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks;
•	a person that holds debt securities as part of a straddle or conversion transaction;
•	a person that purchases or sells debt securities as part of a wash sale for tax purposes;
•	a person whose functional currency is not the U.S. dollar; or
•	a bank.

This section is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the income tax treaty between the United States of America and Canada. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

You are urged to consult your own tax advisor regarding the United States federal, state and local and other tax consequences of owning and disposing of debt securities offered under the prospectus in your particular circumstances.

This section describes the material United States federal income tax consequences of owning and disposing of debt securities to a U.S. holder. You are a U.S. holder if you are a beneficial owner of debt securities and you are:

•	a citizen or resident of the United States;
•	a domestic corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or of any subdivision thereof;
•	an estate whose income is subject to United States federal income tax regardless of its source; or
•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

This section deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning and disposing of debt securities with a term of more than 30 years will be discussed in the applicable supplement and will not, unless otherwise specified in the applicable supplement, be taxed in accordance with the discussion in this section.

Classification of Debt Securities

All of the debt securities other than the bail-inable debt securities will be classified as debt instruments for United States federal income tax purposes, and the bail-inable debt securities should be classified as debt instruments for United States federal income tax purposes. The discussion herein assumes that the debt securities will be so treated.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “— Original Issue Discount — General,” you will be taxed on any interest on your debt securities, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for United States tax purposes.

Unless the applicable supplement states otherwise, debt securities will, for United States federal income tax purposes, be accounted for as being issued by the Bank or one of its non-U.S. affiliates, rather than by a U.S. branch or subsidiary. Assuming this treatment is respected, interest paid by us on such debt securities and original issue discount, if any, included in income with respect to such debt securities (as described below under “— Original Issue Discount”) will generally be income from sources outside the United States, subject to the rules regarding the foreign tax credit allowable to a U.S. holder. Under the foreign tax credit rules, interest and original issue discount included in income from sources outside the United States will generally be “passive” income for purposes of computing the foreign tax credit. If, on the contrary, a particular offering of debt securities is expected to pay interest from sources within the United States, the applicable supplement will state that fact. Interest from sources within the United States is not foreign source income for purposes of computing the foreign tax credit.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you would recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you would determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it would apply to all foreign currency debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all foreign currency debt instruments that you subsequently acquire. You may not revoke this election without the consent of the IRS.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a debt security with a term of one year or less, it would be treated as a discount debt security issued at an original issue discount (“OID”) if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price equals or is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable in cash or property, other than debt instruments of the Bank, at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “— Variable Rate Debt Securities”.

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you would include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you would include OID in income before you receive cash attributable to that income. The amount of OID that you would include in income is calculated using a constant-yield method, and generally you would include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you would include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then
•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then
•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you would allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you would increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and
•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “— General”, the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount”, then you would reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;
•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and
•	the payment would equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies, Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you would determine the yield and maturity of your debt security by assuming that the payments would be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and
•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you would include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we would be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and
•	in the case of an option or options that you may exercise, you would be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules would apply to each option in the order in which they may be exercised. You would determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules, then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you would redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “— General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Debt Securities Purchased at a Premium”, or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security would equal your cost;
•	the issue date of your debt security would be the date you acquired it; and
•	no payments on your debt security would be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you would be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount note, you would be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the IRS.

Variable Rate Debt Securities. Your debt security would be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:
•	0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or
•	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:
•	one or more qualified floating rates;
•	a single fixed rate and one or more qualified floating rates;
•	a single objective rate; or
•	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and
•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security would have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or
•	the rate is equal to such a rate either:
•	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35; or
•	multiplied by a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security would not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions), unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security, as the case may be.

Your debt security would have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate; and
•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the Bank or a related party.

Your debt security would not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term would be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and
•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security would also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or
•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period provided certain requirements are satisfied, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally would determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;
•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;
•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and
•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally would determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security would be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis U.S. holder of a short-term debt security, you are not required to accrue OID for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you would be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security would be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you would be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Notes. If your discount note is denominated in, or determined by reference to, a foreign currency, you would determine OID for any accrual period on your discount note in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. holder, as described under “— U.S. Holders — Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your note.

Market Discount

You would be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “— Original Issue Discount — General”; and
•	the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price (i.e., the issue price increased by the amount of accrued OID), and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1 percent of your debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it would apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS. If you own a market discount debt security and do not make this election, you would generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount debt security, the market discount would accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it would apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount that is in excess of its principal amount (or, in the case of a discount debt security, in excess of its stated redemption price at maturity), you may elect to treat the excess as amortizable bond premium. If you make this election, you would reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on a constant yield method.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from your debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

If your debt security is denominated in, or determined by reference to, a foreign currency, you would compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium would reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss.

If you make an election to amortize bond premium, it would apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the IRS. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security; and then
•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security would be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your adjusted tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize would be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, would determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale or retirement.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “— Original Issue Discount — Short-Term Debt Securities” or “— Market Discount”; or
•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in such foreign currency would equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally would have a tax basis equal to the U.S. dollar value of such foreign currency on the date of your purchase. If you sell or dispose of foreign currency, including if you use it to purchase debt securities or exchange them for U.S. dollars, any gain or loss recognized generally would be ordinary income or loss.

Indexed Debt Securities and Exchangeable Debt Securities

The applicable supplement will discuss any special United States federal income tax rules with respect to indexed notes, other debt securities that are subject to the rules governing contingent payment obligations and debt securities exchangeable for stock or securities of the Bank or another entity or entities, into the cash value therefore or into any combination of the above.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a U.S. holder (or a U.S. alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Information With Respect to Foreign Financial Assets

A U.S. holder who, during any taxable year, holds any interest in “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with his or her tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the debt securities.

Information Reporting and Backup Withholding

In general, if you are a noncorporate U.S. holder, the Bank and other payors are required to report to the IRS all payments of principal, any premium and interest on your debt security within the United States. Information reporting may also apply in respect of the accrual of OID on a discount debt security. In addition, the Bank and other payors are required to report to the IRS any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding may apply to such payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States. In addition, certain foreign brokers may be required to report the amount of gross proceeds from the sale or other disposition of debt securities under FATCA (as defined below) if you are, or are presumed to be, a United States person.

Backup withholding is not an additional tax. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Information With Respect to FATCA

Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (commonly referred to as “FATCA”), impose a new reporting regime and potentially a 30% withholding tax with respect to certain payments to (i) any non-U.S. financial institution (a “foreign financial institution”, or “FFI” (as defined by FATCA)) that is receiving a payment on an investor’s behalf that does not become a “Participating FFI” by entering into an agreement with the IRS to provide the IRS with certain information in respect of its account holders and investors or is not otherwise exempt from or in deemed compliance with FATCA and (ii) in certain instances, an investor who does not provide information sufficient to determine whether the investor is a U.S. person or in the case of certain non-financial non-exempt entities does not provide information sufficient to determine whether the investor has substantial U.S. owners. The Bank is classified as an FFI. The Bank anticipates that any debt securities issued in global form will be held by FFIs that are not non-Participating FFIs, but there is no guarantee that a custodian or broker through which an investor holds a debt security will not be a non-Participating FFI.

The new withholding regime is now in effect for payments from sources within the United States and will apply to “foreign passthru payments” (a term not yet defined) made no earlier than the date that is two years after the date on which final U.S. Treasury regulations defining the term “foreign passthru payment” are published in the U.S. Federal Register. This withholding would only apply to payments in respect of any debt securities that are issued on or after the date that is six months after the date on which final U.S. Treasury regulations defining the term “foreign passthru payment” are published in the U.S. Federal Register. If a debt security is issued on or after such date, the application of FATCA to such debt security will be disclosed in the applicable pricing supplement.

The United States and a number of other jurisdictions, including Canada, have entered into intergovernmental agreements to facilitate the implementation of FATCA (each, an “IGA”). These rules generally limit instances when FATCA withholding is required. Nevertheless, these IGAs currently contain no rules regarding the withholding, if any, that may be required on foreign passthru payments.

FATCA is particularly complex and its application is uncertain at this time. The above description is based in part on regulations, official guidance and IGAs, all of which are subject to amendment or further interpretation by one or more governments or governmental agencies. Prospective investors should consult their tax advisors on how these rules may apply to the Bank and to payments they may receive in connection with the Securities.

CANADIAN TAXATION

In the opinion of Norton Rose Fulbright Canada LLP, Canadian tax counsel to the Bank, the following summary describes the principal Canadian federal income tax considerations generally applicable to a holder of senior debt securities or subordinated debt securities (collectively, “debt securities”) or warrants who acquires, as beneficial owner, debt securities or warrants, as applicable in the original offering or common shares of the Bank or any affiliate of the Bank on a conversion of debt securities, including on a bail-in conversion or Non-Viability Trigger Event, and who, at all relevant times, for the purposes of the application of the Income Tax Act (Canada) (the “Tax Act”): (i) is not resident and is not deemed to be resident in Canada; (ii) deals at arm’s length with the Bank, any issuer of common shares, and any transferee resident (or deemed to be resident) in Canada to whom the holder disposes of debt securities; (iii) does not use or hold debt securities, warrants or common shares in or in the course of carrying on a business in Canada; (iv) is entitled to receive all payments (including any interest and principal) on the debt securities as beneficial owner; (v) is not a “specified non-resident shareholder” of the Bank for purposes of the Tax Act or a non-resident person not dealing at arm's length with a “specified shareholder” (within the meaning of subsection 18(5) of the Tax Act) of the Bank; and (vi) is not an insurer that carries on an insurance business in Canada and elsewhere (a “Non-resident Holder”).

This summary is based upon the provisions of the Tax Act and the regulations thereunder (the “Regulations”) in force on the date hereof and an understanding of the current published administrative practices and assessing policies of the Canada Revenue Agency. This summary takes into account all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative or assessing practice, whether by legislative, regulatory, administrative or judicial action, nor does it take into account provincial, territorial or foreign income tax legislation. Subsequent developments could have a material effect on the following description.

This summary is of a general nature only and is not intended to be legal or tax advice to any particular holder and no representation is made with respect to the Canadian federal income tax consequences to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective investors should consult their own tax advisors with respect to their particular circumstances.

It is the intention of the Bank that the terms and conditions of any debt security or warrant, and in particular, any underlying security of such debt security or warrant, will not cause the debt security or warrant, as applicable to be “taxable Canadian property” (within the meaning of the Tax Act).

Canadian federal income tax considerations applicable to debt securities or warrants may be described particularly, when such debt securities or warrants are offered, in the applicable supplement related thereto. In the event the Canadian federal income tax considerations are described in such supplement, the following description will be superseded by the description in the supplement to the extent indicated therein.

In general, for the purpose of the Tax Act, all amounts not otherwise expressed in Canadian dollars must be converted into Canadian dollars based on the rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the Minister of National Revenue (Canada).

Debt Securities

Interest paid or credited or deemed to be paid or credited by the Bank on a debt security (including amounts on account of, or in lieu of, or in satisfaction of interest, any amount paid at maturity in excess of the principal amount and interest deemed to be paid on a debt security in certain cases involving the assignment or other transfer of a debt security to a resident or deemed resident of Canada) to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless all or any portion of such interest (other than on a “prescribed obligation” described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation (“Participating Debt Interest”). A “prescribed obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money (an “indexed debt obligation”) and no amount payable in respect thereof, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent upon the use of or production from property in Canada or is computed by reference to any of the criteria described in the definition of Participating Debt Interest.

In the event that a debt security the interest (or deemed interest) payable on which is not exempt from Canadian withholding tax is redeemed, cancelled or purchased by the Bank or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, the excess may be deemed to be interest and may, together with any interest that has accrued or has been deemed to have accrued on the debt security to that time, be subject to non-resident withholding tax. Such excess will not be subject to withholding tax if the debt security is considered to be an “excluded obligation” for purposes of the Tax Act. A debt security that: (i) is not an indexed debt obligation; (ii) was issued for an amount not less than 97 per cent. of the principal amount (as defined in the Tax Act) of the debt security, and (iii) the yield from which, expressed in terms of an annual rate (determined in accordance with the Tax Act) on the amount for which the debt security was issued does not exceed 4/3 of the interest stipulated to be payable on the debt security, expressed in terms of an annual rate on the outstanding principal amount from time to time, will be an excluded obligation for this purpose.

In the event a debt security held by a Non-resident Holder is converted to common shares on a conversion, including on a bail-in conversion or Non-Viability Trigger Event, the amount, if any, by which the fair market value of the common shares received on the conversion exceeds the sum of: (i) price for which the debt security was issued, and (ii) any amount that is paid in respect of accrued and unpaid interest owing on the debt security at the time of conversion (the “Conversion Interest”) (the difference referred to as the “Excess Amount”), may be deemed to be interest paid to the Non-resident Holder. There is a risk that the Excess Amount (if any) and the Conversion Interest could be characterized as Participating Debt Interest and therefore subject to Canadian non-resident withholding tax unless certain exceptions apply. No advance tax ruling has been sought or obtained from CRA and Non-resident Holders of debt securities should consult their own tax advisors in this regard.

If applicable, the normal rate of Canadian non-resident withholding tax is 25%, but such rate may be reduced under the terms of an applicable income tax treaty.

Generally, there are no other taxes on income (including taxable capital gains) payable by a Non-resident Holder on interest, discount, or premium on a debt security or on the proceeds received by a Non-resident Holder on the disposition of a debt security including a redemption, payment on maturity, conversion (including a bail-in conversion or Non-Viability Trigger Event), cancellation or purchase.

Common Shares

Dividends paid or credited, or deemed under the Tax Act to be paid or credited, on common shares of the Bank or of any affiliate of the Bank that is a Canadian resident corporation to a Non-resident Holder will generally be subject to Canadian non-resident withholding tax at the rate of 25% on the gross amount of such dividends unless the rate is reduced under the provisions of an applicable income tax treaty or convention between Canada and the country of residence of the Non-resident Holder.

A Non-resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition or deemed disposition of a common share unless the common share is or is deemed to be “taxable Canadian property” of the Non-resident Holder for the purposes of the Tax Act and the Non-resident Holder is not entitled to an exemption under an applicable income tax convention between Canada and the country in which the Non-resident Holder is resident.

Warrants

Warrants should be considered to be derivative contracts for Canadian federal income tax purposes. The following summary is based on such characterization. It is possible that the CRA or a court may determine that the warrants should be treated other than as described in the preceding sentence, in which case the treatment of the warrants for purposes of the Tax Act may be different than as described below.

A Non-Resident Holder will not be subject to tax (including withholding tax) under the Tax Act in respect the acquisition, holding or disposition (including a sale or exercise) of a warrant.

PLAN OF DISTRIBUTION

We may sell all or part of the debt securities at any time after effectiveness of the Registration Statement of which this prospectus forms a part in one or more of the following ways from time to time:

•	through underwriters or dealers;
•	through agents; or
•	directly to one or more purchasers.

The offered securities may be distributed periodically in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to the prevailing market prices; or
•	negotiated prices.

The prospectus supplement will include:

•	the initial public offering price;
•	the names of any underwriters, dealers or agents;
•	the purchase price of the securities;
•	our proceeds from the sale of the securities;
•	any underwriting discounts or agency fees and other underwriters’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	the place and time of delivery of the securities; and
•	any securities exchange on which the securities may be listed.

If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions, at any time or times at a fixed public offering price or at varying prices. The underwriters may change from time to time any fixed public offering price and any discounts or commissions allowed or re-allowed or paid to dealers. If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the prospectus supplement for such securities. If we grant any over-allotment option, the terms of the option will be set forth in the prospectus supplement for the securities.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire our securities to be issued on a delayed or contingent basis.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act. Any discounts or commissions that we pay them and any profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, to contribute with respect to payments which they may be required to make in respect of such liabilities and to reimburse them for certain expenses.

Each series of offered securities will be a new issue of securities and will have no established trading market. Securities may or may not be listed on a national or foreign securities exchange or automated quotation system. Any underwriters or agents to whom securities are sold for public offering or sale may make, but are not required to make, a market in the securities, and the underwriters or agents may discontinue making a market in the securities at any time without notice. No assurance can be given as to the liquidity or the existence of trading markets for any securities.

Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than would be the case in the absence of such transactions.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The prospectus supplement or pricing supplement may provide that the original issue date for a series of securities may be more than two scheduled business days after the trade date for the securities. Accordingly, in such a case, if you wish to trade the securities on any date prior to the second business day before the original issue date for the securities, you will be required, by virtue of the fact that the securities initially are expected to settle in more than two scheduled business days after the trade date for the securities, to make alternative settlement arrangements to prevent a failed settlement.

While the senior debt securities are exempted from the prospectus requirement under the securities laws of each province or territory of Canada, the subordinated debt securities and warrants are not exempt and have not been and will not be qualified for any non-exempt distribution under such laws. Any sales of subordinated debt securities and warrants in Canada will be made only with our prior consent and only in compliance with the securities laws of Canada or any province or territory thereof.

Market-Making Resales by the Bank and its Affiliates

This prospectus may be used by the Bank, RBC Capital Markets, LLC or certain other of the Bank’s affiliates (the “Market-Makers”) in connection with offers and sales of the notes in market-making transactions. A Market-Maker may engage in market-making transactions only in those jurisdictions in which it has all necessary governmental and regulatory authorizations for such activity. In a market-making transaction, a Market-Maker may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, a Market-Maker may act as principal or agent, including as agent for the counterparty in a transaction in which the Market-Maker acts as principal, or as agent for both counterparties in a transaction in which the Market-Maker does not act as principal. The Market-Makers may receive compensation in the form of discounts or commissions, including from both counterparties in some cases.

The notes to be sold in market-making transactions include notes to be issued after the date of this prospectus, as well as notes previously issued.

The Bank does not expect to receive any proceeds from market-making transactions, except to the extent the Bank is entitled to the proceeds of sales of notes made by it in such transactions. The Bank does not expect that the Market-Makers will pay any proceeds from their market-making resales to it.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your notes are being purchased in their original offering and sale, you should assume that you are purchasing your notes in a market-making transaction.

Conflicts of Interest

Some of the underwriters, dealers and agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters, dealers and agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters, dealers and agents or their affiliates have a lending relationship with us, certain of those underwriters, dealers and agents or their affiliates routinely hedge, and certain other of those underwriters, dealers and agents or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters, dealers and agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters, dealers and agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Our affiliate, RBC Capital Markets, LLC, may participate in the distribution of the securities as an underwriter, dealer or agent. Any offering of securities in which RBC Capital Markets, LLC participates will be conducted in compliance with the applicable requirements of FINRA Rule 5121, a rule of the Financial Industry Regulatory Authority, Inc. (“FINRA”). RBC Capital Markets, LLC will not participate in the distribution of an offering of securities that do not have a bona fide public market within the meaning of Rule 5121 and are not investment grade rated within the meaning of Rule 5121 or securities in the same series that have equal rights and obligations as investment grade rated securities unless either (1) each member firm responsible for managing the public offering does not have a conflict of interest within the meaning of Rule 5121, is not an affiliate of any member that does have a conflict of interest, and meets the requirements of Rule 5121 with respect to disciplinary history or (2) a qualified independent underwriter has participated in the preparation of the prospectus supplement or other offering document for the offering of securities and has exercised the usual standards of due diligence with respect thereto. Neither RBC Capital Markets, LLC nor any other FINRA member participating in an offering of these securities that has a conflict of interest will confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan (a “plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the debt securities or warrants. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit plans, as well as individual retirement accounts, Keogh plans and other arrangements subject to Section 4975 of the Internal Revenue Code and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (also “plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code (collectively, “parties in interest”) with respect to the plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Internal Revenue Code for those parties in interest that engage in a prohibited transaction, unless relief is available under an applicable statutory, regulatory or administrative exemption.

Because of our business, we and our current and future affiliates may be parties in interest with respect to many plans. The acquisition, holding or, if applicable, exchange of the debt securities or warrants by a plan with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, unless those debt securities or warrants are acquired pursuant to and in accordance with an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the debt securities or warrants. These exemptions are:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Internal Revenue Code provide statutory exemptive relief for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to plans or being an affiliate of such a service provider. Under this exemption, the purchase and sale of the debt securities or warrants will not constitute a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, provided that neither the issuer of the debt securities or warrants nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any plan involved in the transaction, and provided further that the plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Any plan fiduciary considering reliance on the service provider exemption or any other exemption is encouraged to consult with counsel regarding its availability. There can be no assurance that all of the conditions of any such exemptions will be satisfied with respect to transactions involving the debt securities or warrants.

Certain employee benefit plans and arrangements, including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA (collectively “non-ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws, regulations or rules (“similar laws”).

Any purchaser or holder of debt securities or warrants or any interest therein will be deemed to have represented (both on behalf of itself and any plan) by its purchase and holding of the debt securities or warrants that either (1) it is not a plan and is not purchasing those debt securities or warrants on behalf of or with “plan assets” of any plan or (2) the purchase, holding and subsequent disposition of the debt securities or warrants will not constitute or result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code. In addition, any purchaser or holder of debt securities or warrants or any interest therein which is, or is purchasing the debt securities or warrants on behalf of or with assets of, a non-ERISA arrangement will be deemed to have represented by its purchase and holding of the debt securities or warrants that its purchase, holding and subsequent disposition of the debt securities or warrants will not violate the provisions of any similar law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing debt securities or warrants on behalf of or with the assets of any plan or non-ERISA arrangement consult with their counsel regarding the potential consequences of any purchase, holding or exchange under ERISA, Section 4975 of the Internal Revenue Code and/or similar laws, as applicable, and the availability of any exemptive relief.

Each purchaser and holder of the debt securities or warrants has exclusive responsibility for ensuring that its purchase and holding of the debt securities or warrants does not violate the fiduciary or prohibited transaction rules of ERISA or the Internal Revenue Code or provisions of any similar laws. The sale of any debt securities or warrants to any plan or non-ERISA arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, and meets all relevant legal requirements with respect to investments by plans or non-ERISA arrangements generally or any particular plan or non-ERISA arrangement. Neither this discussion nor anything provided in this prospectus is or is intended to be investment advice directed at any potential plan or non-ERISA arrangement purchasers.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS
AGAINST THE BANK, OUR MANAGEMENT AND OTHERS

We are a Canadian chartered bank. Many of our directors and executive officers, including many of the persons who signed the Registration Statement on Form F-3, of which this prospectus is a part, and some of the experts named in this document, reside outside the United States, and a substantial portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon such persons to enforce against them judgments of the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws.

We have been advised by our Canadian counsel, Norton Rose Fulbright Canada LLP, that a judgment of a United States court predicated solely upon civil liability under such laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an original action could be brought successfully in Canada predicated solely upon such civil liabilities.

VALIDITY OF SECURITIES

The validity of the debt securities and the warrants will be passed upon by Sullivan & Cromwell LLP, New York, New York, as to matters of New York law, and by Norton Rose Fulbright Canada LLP, Toronto, Ontario, as to matters of Canadian law and applicable matters of Ontario and Québec law. The validity of the common shares and first preferred shares will be passed upon by Norton Rose Fulbright Canada LLP, Toronto, Ontario. Davis Polk & Wardwell LLP, New York, New York will issue an opinion as to certain legal matters for the agents or underwriters.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of the Bank incorporated in this prospectus by reference to the Annual Report on Form 40-F for the fiscal year ended October 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with the offerings hereunder, other than underwriting discounts and commissions, are as follows (in U.S. dollars):

Registration Statement filing fee	$	*
Trustees’ fees and expenses		$1,350,000
Legal fees and expenses		$8,175,000
Accounting fees and expenses		$445,000
Printing costs		$660,000
Miscellaneous		$600,000

Total		$11,230,000*

*	The Securities Act registration fee will be set forth in a pre-effective amendment to this registration statement.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification

The By-laws of the Bank provide that the Bank shall undertake towards each of its directors and officers, each of its former directors and officers and each of the persons who acts or has acted at the Bank’s request as a director or officer of an entity of which the Bank is or was a shareholder or creditor, that the Bank will indemnify such person and such person’s heirs and legal representatives (the “indemnified persons”), against all costs, charges, expenses and taxes, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Bank or such an entity and including all taxes, duties, imposts, or governmental charges whatsoever (“taxes”) levied on amounts paid to so indemnify such person against such costs, charges, expenses and taxes if: (i) the indemnified person acted honestly and in good faith with a view to the best interests of the Bank; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that such person’s conduct was lawful. The Bank’s By-laws further provide that the foregoing indemnification will not apply in respect of an action by or on behalf of the Bank to obtain a judgment in its favor unless the approval of a court is obtained as required by the Bank Act. Where any such indemnification requires or is subject to or conditional upon the approval or consent of any court or of any governmental body or regulatory authority, the Bank will exercise all reasonable efforts to obtain or assist in obtaining such approval or consent. These indemnification provisions could be construed to permit or require indemnification for certain liabilities arising out of United States federal securities laws.

Under the Bank Act, the indemnified persons referred to above are entitled to indemnity from the Bank in respect of all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the person in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the person is subject because of their association with the Bank or another entity, if the person seeking indemnity:

•	was not judged by the court or other competent authority to have committed any fault or omitted to do anything they ought to have done; and
•	fulfills the conditions set out in (i) and (ii) above.

The Bank has obtained director’s and officer’s liability insurance coverage, which, subject to policy terms and limitations, provides indemnification and reimbursement coverage for directors and officers of the Bank in certain circumstances where the Bank is unable to provide indemnification to such directors and officers.

In the form of underwriting agreement related to the issuance of the debt securities, the Bank has agreed to indemnify the underwriters in respect of certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Bank pursuant to the foregoing provisions, the Bank has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits

Number		Description of Exhibit
1.1	—	Form of Underwriting Agreement for debt securities (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form F-3 filed with the Commission on December 14, 2006 (file number 333-139359)).

3.1	—	By-laws of Royal Bank of Canada (incorporated by reference to the Current Report on Form 6-K filed by Royal Bank of Canada with the SEC on April 7, 2016).

4.1	—	Senior Debt Indenture, dated as of October 23, 2003, between the Bank and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee (incorporated by reference to Exhibit 7.1 to the Registrant’s Registration Statement on Form F-9 filed with the Commission on December 14, 2005 (file number 333-130306)).

4.2	—	First Supplemental Senior Debt Indenture, dated as of July 21, 2006, between the Bank and JPMorgan Chase Bank, N.A., as trustee, to the Senior Debt Indenture, dated as of October 23, 2003, between the Bank and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee (incorporated by reference to Form 6-K filed with the Commission on July 21, 2006).

4.3	—	Second Supplemental Senior Debt Indenture, dated as of February 28, 2007, between the Bank and The Bank of New York Mellon, as trustee, to the Senior Debt Indenture, dated as of October 23, 2003, between the Bank and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee (incorporated by reference to Form 6-K filed with the Commission on March 2, 2007).

4.4	—	Third Supplemental Senior Debt Indenture, dated as of September 7, 2018, between the Bank and The Bank of New York Mellon, as trustee, to the Senior Debt Indenture, dated as of October 23, 2003, between the Bank and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee (incorporated by reference to Form 6-K filed with the Commission on September 7, 2018).

4.5	—	Subordinated Debt Indenture, dated as of January 27, 2016, between the Bank and The Bank of New York Mellon, as trustee (incorporated by reference to Form 6-K filed with the Commission on January 27, 2016).

4.6	—	First Supplemental Subordinated Debt Indenture, dated as of January 27, 2016, among the Bank, the Bank of New York Mellon, as trustee and BNY Trust Company of Canada, as Canadian trustee (incorporated by reference to Form 6-K filed with the Commission on January 27, 2016). In accordance with the terms of the Subordinated Debt Indenture, the Canadian trustee has been removed effective September 24, 2018.

4.7	—	Warrant Indenture, dated as of October 19, 2018, between the Bank and The Bank of New York Mellon, as trustee (incorporated by reference to the Registrant’s Registration Statement on Form F-3 filed with the Commission on September , 2018 (file number 333-227001)).

5.1	—	Opinion of Sullivan & Cromwell LLP, U.S. counsel for the Registrant, as to the validity of the debt securities and warrants.

5.2	—	Opinion of Norton Rose Fulbright Canada LLP, Canadian counsel for the Registrant, as to the validity of the debt securities, warrants, common shares, and first preferred shares.

8.1	—	Opinion of Sullivan & Cromwell LLP, U.S. counsel for the Registrant, as to certain matters of United States federal income taxation.

Number		Description of Exhibit
8.2	—	Opinion of Norton Rose Fulbright Canada LLP, Canadian counsel for the Registrant, as to certain matters of Canadian taxation.

23.1	—	Consent of PricewaterhouseCoopers LLP.

23.2	—	Consent of Sullivan & Cromwell LLP (included in Exhibits 5.1 and 8.1 above).

23.3	—	Consent of Norton Rose Fulbright Canada LLP (included in Exhibits 5.2 and 8.2 above).

24.1	—	Powers of Attorney (included in the signature page hereto).

25.1	—	Statement of Eligibility of The Bank of New York Mellon as trustee under the Senior Debt Indenture, dated as of October 23, 2003.

25.2	—	Statement of Eligibility of The Bank of New York Mellon as trustee under the Subordinated Debt Indenture, dated as of January 27, 2016.

25.3	—	Statement of Eligibility of The Bank of New York Mellon as trustee under the Warrant Indenture, dated as of October 19, 2018.

Additional exhibits to this Registration Statement may be subsequently filed in reports on Form 40-F or on Form 6-K that specifically state that such materials are incorporated by reference as exhibits in Part II of this Registration Statement.

Item 10.	Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(ii)	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(7)	For purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), Royal Bank of Canada certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on August 31, 2021.

ROYAL BANK OF CANADA

By:	/s/ James Salem
James Salem Executive Vice-President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of David McKay, Rod Bolger and James Salem his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, acting alone, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act, and any rules, regulations and requirements of the United States Securities and Exchange Commission (the “SEC”) thereunder, in connection with the registration under the Securities Act of securities of Royal Bank of Canada (the “Bank”), including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name, in his capacity as a member of the Board of Directors or officer of the Bank, on one or more Registration Statements or a registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act relating to such securities and/or such other form or forms as may be appropriate to be filed with the SEC as any of them deem appropriate in respect of the securities of the Bank, on any and all amendments, including post-effective amendments, to such registration statement and on any and all instruments and documents filed as part of or in connection with such registration statement and any and all amendments thereto, including post-effective amendments.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated in the City of Toronto, Province of Ontario, Canada, on August 31, 2021.

[Signature Page Follows]

SIGNATURE	CAPACITY	DATE

/s/ David McKay	President and
David McKay	Chief Executive Officer, Director	August 31, 2021

/s/ Rod Bolger	Chief Financial Officer
Rod Bolger	(principal financial officer)	August 31, 2021

/s/ Katherine Gibson	Senior Vice President, Finance and Controller
Katherine Gibson	(principal accounting officer)	August 31, 2021

/s/ Kathleen Taylor
Kathleen Taylor	Chair of the Board	August 31, 2021

/s/ Andrew A. Chisholm
Andrew A. Chisholm	Director	August 31, 2021

/s/ Jacynthe Côté
Jacynthe Côté	Director	August 31, 2021

/s/ Toos N. Daruvala
Toos N. Daruvala	Director	August 31, 2021

/s/ David F. Denison
David F. Denison	Director	August 31, 2021

/s/ Cynthia Devine
Cynthia Devine	Director	August 31, 2021

/s/ Roberta L. Jamieson
Roberta L. Jamieson	Director	August 31, 2021

/s/ Maryann Turcke
Maryann Turcke	Director	August 31, 2021

/s/ Bridget A. van Kralingen
Bridget A. van Kralingen	Director	August 31, 2021

/s/ Thierry Vandal
Thierry Vandal	Director	August 31, 2021

/s/ Frank Vettese
Frank Vettese	Director	August 31, 2021

/s/ Jeffery Yabuki
Jeffery Yabuki	Director	August 31, 2021

SIGNATURE OF THE AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Royal Bank of Canada, has signed this Registration Statement in the City of Jersey City, State of New Jersey, on August 31, 2021.

AUTHORIZED U.S. REPRESENTATIVE

By	/s/ Matthew Abrusci
Matthew Abrusci Authorized Representative in the United States